                      EXTENDED EVENTS MANAGEMENT AGREEMENT

                                       FOR

                       THE CYNTHIA WOODS MITCHELL PAVILION

                                 BY AND BETWEEN

                                PAVILION PARTNERS

                                       AND

                  THE WOODLANDS CENTER FOR THE PERFORMING ARTS

                       d/b/a CYNTHIA WOODS MITCHELL CENTER

                             FOR THE PERFORMING ARTS

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ...................................................    1
     Section 1.01 Affiliate ...............................................    1
     Section l.02 Artist ..................................................    1
     Section 1.03 Available Gross Ticket Revenue ..........................    1
     Section 1.04 Barrier Amount ..........................................    2
     Section 1.05 Beverage Sponsors .......................................    2
     Section 1.06 Board ...................................................    2
     Section 1.07 Box Seats ...............................................    2
     Section 1.08 Budgeted Box Seat Sales .................................    2
     Section 1.09 Budgeted Sponsorship Revenues ...........................    3
     Section 1.10 Civic Events ............................................    3
     Section 1.11 Competitive Outdoor Facility ............................    4
     Section 1.12 Events ..................................................    4
     Section 1.13 Expansion Plans .........................................    4
     Section 1.14 Excessive Sound Level ...................................    4
     Section 1.15 Facility ................................................    5
     Section 1.16 Facility Fee ............................................    5
     Section 1.17 Gross Concession Revenues ...............................    5
     Section 1.18 Gross Receipts ..........................................    5
     Section 1.19 House Seats .............................................    6
     Section 1.20 Industry Standards ......................................    6
     Section 1.21 Minimum Pavilion Generated Receipts .....................    6
     Section 1.22 Net Concession Revenues .................................    7
     Section 1.23 Owner ...................................................    7
     Section 1.24 Owner Default ...........................................    7
     Section 1.25 Pace ....................................................    7
     Section 1.26 Parking/Access Areas ....................................    7
     Section 1.27 Pavilion ................................................    7
     Section 1.28 Pavilion Default ........................................    8
     Section 1.29 Pavilion's Expansion Contribution .......................    8
     Section 1.30 Pavilion Generated Receipts .............................    8
     Section 1.31 Permanent Sign Revenues .................................    8
     Section 1.32 Plans ...................................................    8
     Section 1.33 Primary Date ............................................    8
     Section 1.34 Prior Management Agreement ..............................    8
     Section 1.35 Property ................................................    9
     Section 1.36 Qualified Group of T & P Events .........................    9
     Section 1.37 Restricted Area .........................................    9
     Section 1.38 Season ..................................................    9
     Section 1.39 Season Ticket Revenue ...................................    9
     Section 1.40 Sponsors ................................................    9
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     Section 1.41 Sponsorship Revenue .....................................    9
     Section 1.42 Superior Facility .......................................   10
     Section 1.43 Term ....................................................   10
     Section 1.44 T & P Events ............................................   10
     Section 1.45 Ticket Rebate Revenue ...................................   10

ARTICLE II - ENGAGEMENT AND RESPONSIBILITIES ..............................   11
     Section 2.01 Retention of Pavilion ...................................   11
     Section 2.02 Term ....................................................   11
     Section 2.03 Duties and Responsibilities of Pavilion .................   11
     Section 2.04 Duties and Responsibilities of Owner ....................   14
     Section 2.05 Sponsors ................................................   16
     Section 2.06 Pavilion's Monetary Obligations .........................   17
     Section 2.07 Events Related to Golf Tourney ..........................   19

ARTICLE II - FEES AND CHARGES .............................................   19
     Section 3.01 Facility Fee ............................................   19
     Section 3.02 Parking Charges and Fees ................................   20
     Section 3.03 Management Fee ..........................................   20
     Section 3.04 Concession Fee Limitation ...............................   22
     Section 3.05 Allocation of Season Ticket Revenue .....................   22

ARTICLE IV - INSURANCE REQUIREMENTS .......................................   22
     Section 4.01 Owner's Obligation ......................................   22
     Section 4.02 Pavilion's Obligation ...................................   23
     Section 4.03 Cooperation .............................................   24
     Section 4.04 Waiver of Subrogation Rights ............................   24
     Section 4.05 Types of Policies; Amounts of Coverage ..................   24
     Section 4.06 Subcontractors' Policies of Insurance ...................   25

ARTICLE V - PROGRAMMING AND SCHEDULING ....................................   25
     Section 5.01 Programming Quality and Control .........................   25
     Section 5.02 Scheduling ..............................................   27
     Section 5.03 Board's Authority .......................................   27

ARTICLE VI - DEFAULT AND REMEDY ...........................................   27
     Section 6.01 Pavilion Default ........................................   27
     Section 6.02 Owner Default ...........................................   30
     Section 6.03 Owner Remedies ..........................................   31
     Section 6.04 Pavilion Remedies .......................................   31
     Section 6.05 Limitation on Certain Remedies ..........................   32

ARTICLE VII - MISCELLANEOUS AND GENERAL PROVISIONS ........................   33
     Section 7.01 Non-Compete Agreement ...................................   33
     Section 7.02 Assignment ..............................................   34
     Section 7.03 Destruction by casualty .................................   35
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     Section 7.04 Special Rights to Terminate .............................   36
     Section 7.05 Rights to Names .........................................   39
     Section 7.06 Right to Co-Produce .....................................   39
     Section 7.07 Signage .................................................   39
     Section 7.08 Advertising and Marketing ...............................   39
     Section 7.09 Party to Transactions ...................................   40
     Section 7.10 Accounting Matters ......................................   40
     Section 7.11 Owner's Representations, Warranties and Covenants .......   40
     Section 7.12 Pavilion's Representations and Warranties ...............   42
     Section 7.13 Good Faith Negotiations .................................   42
     Section 7.14 Pavilion's Other Activities .............................   43
     Section 7.15 Indemnification .........................................   43
     Section 7.16 Relationship of Parties .................................   43
     Section 7.17 Headings ................................................   44
     Section 7.18 Applicable Law ..........................................   44
     Section 7.19 Counterparts ............................................   44
     Section 7.20 Entire Agreement and Modification .......................   44
     Section 7.21 Notices .................................................   44
     Section 7.22 Severability ............................................   45
     Section 7.23 Attorney's Fees .........................................   45
     Section 7.24 House Seats and Complimentary Tickets ...................   45
     Section 7.25 Ticket Bartering ........................................   46
     Section 7.26 No Waiver ...............................................   47
     Section 7.27 Replacement of Prior Management Agreement ...............   47

                      EXTENDED EVENTS MANAGEMENT AGREEMENT

                        [Cynthia Woods Mitchell Pavilion]

      THIS EXTENDED EVENTS MANAGEMENT AGREEMENT (Agreement) is entered into this 21st day of November 1994 by and between THE WOODLANDS CENTER FOR THE PERFORMING ARTS d/b/a CYNTHIA WOODS MITCHELL CENTER FOR THE PERFORMING ARTS ("Owner), a Texas non-profit corporation, and PAVILION PARTNERS ("Pavilion), a Delaware general partnership. For and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the meanings indicated below:

      Section 1.01 Affiliate. "Affiliate" shall mean, with respect to a corporation, any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For purposes of this definition, the terms "control," "controlled by" and "under common control with," with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

      Section 1.02 Artist. "Artist" shall mean, (i) with respect to an Event which primarily features a live presentation or other live entertainment, the performer, entertainer or actor, or group of performers, entertainers or actors which performs at such live entertainment Event or (ii) with respect to an Event which features a sound recording, transmitted images from another location or any other form of presentation or entertainment which does not primarily include live entertainment, the owner of the rights to exhibit such sound recording, transmitted images or other form of presentation or entertainment.

      Section 1.03 Available Gross Ticket Revenue. "Available Gross Ticket Revenue" shall mean, with respect to the sale of tickets for any T & P Event, gross ticket revenue received from the sale of tickets to such T & P Event less
(i) all applicable sales and other taxes, if any, (ii) outside charges such as credit card commissions and customer convenience charges which may be charged and retained by the ticket selling agent pursuant to the terms of the Facility's ticket sales agreement, (iii) revenue generated from the Facility Fee and (iv) parking fees and charges, if any. A portion of the Season Ticket Revenue for each Season shall be allocated to each Event during such Season in accordance with the provisions of Section 3.05 hereof, and the portion of Season Ticket Revenue so allocated to each T & P Event shall be included as a part of the "Available Gross Ticket Revenue" for each such T & P Event. The term "Available Gross Ticket

Revenue" shall not include within its definition (x) revenue received from the sale of tickets for Box Seats, (y) Ticket Rebate Revenue or (z) any portion of Season Ticket Revenue which is not allocated to a T & P Event pursuant to the provisions of Section 3.05 hereof.

      Section 1.04 Barrier Amount. "Barrier Amount" shall mean, subject to the adjustments provided for in the next succeeding sentence, $275,000.00. The Barrier Amount shall be adjusted as of January 1, 1996 and each subsequent January 1 thereafter during the term of this Agreement in the same proportionate amount as any increase in the Consumer Price Index published by the Department of Labor for the Houston Metropolitan Area for all wage earners (or equivalent index chosen by Owner if such index is no longer published) during the immediately preceding calendar year.

      Section 1.05 Beverage Sponsors. "Beverage Sponsors" shall mean Sponsors which are in the business of manufacturing and selling carbonated beverages, soft drinks, malt beverages, wine or distilled spirits.

      Section 1.06 Board. "Board" shall mean the Owner's Board of Directors.

      Section 1.07 Box Seats. "Box Seats" shall mean the box seats included as a part of the Facility, as may hereafter be modified or changed from time to time. Prior to completion of the expansion of the Facility as described in Section 2.04(h) hereof, the Facility contains approximately 142 box seats in thirty-one
(31) four-seat boxes and three (3) six-seat boxes. Upon completion of expansion of the Facility as described in Section 2.04(h) hereof, the Facility shall contain approximately 166 box seats in thirty-seven (37) four-seat boxes and three (3) six-seat boxes.

      Section 1.08 Budgeted Box Seat Sales. "Budgeted Box Seat Sales" shall mean the projected amount of revenue to be received from the sale of Box Seats during a particular Season. For purposes of this Agreement the amount of the Budgeted Box Seat Sales for each of the Seasons included in the Term is hereby stipulated to be as follows:

                                        Amount of Budgeted
                       Season             Box Seat Sales

                        1995                $ 91,249.00
                        1996                $ 94,899.00
                        1997                $ 98,695.00
                        1998                $102,643.00
                        1999                $106,748.00
                        2000                $111,018.00
                        2001                $115,459.00
                        2002                $120,077.00
                        2003                $124,880.00
                        2004                $129,875.00


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                        2005                $135,070.27
                        2006                $140,473.00
                        2007                $146,092.00
                        2008                $151,935.00
                        2009                $158,012.00

      Section 1.09 Budgeted Sponsorship Revenues. "Budgeted Sponsorship Revenues" shall mean the projected aggregate amount of Sponsorship Revenue to be received during a particular Season. For purposes of this Agreement the amount of Budgeted Sponsorship Revenue for each of the Seasons included in the Term is hereby stipulated to be as follows:

                                          Amount of Budgeted
                       Season             Sponsorship Revenue

                        1995               $ 168,730.00
                        1996               $ 175,479.00
                        1997               $ 182,498.00
                        1998               $ 189,798.00
                        1999               $ 197,390.00
                        2000               $ 205,286.00
                        2001               $ 213,497.00
                        2002               $ 222,037.00
                        2003               $ 230,919.00
                        2004               $ 240,155.00
                        2005               $ 249,762.00
                        2006               $ 259,752.00
                        2007               $ 270,142.00
                        2008               $ 280,948.00
                        2009               $ 292,186.00

      Section 1.10 Civic Events. "Civic Events" shall mean all Events held, conducted or presented at the Facility which are not T & P Events. Civic Events shall include, without limitation, the following types of Events:

            (a) cultural and community Events including, but not limited to graduation exercises, convention events, meeting award ceremonies and beauty pageants;

            (b) Events which feature non-national touring attractions;

            (c) local and regional performing arts and classical Events (such as, by way of illustration, the Houston Symphony, the Houston Ballet, the


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      Houston Grand Opera, Theatre Under the Stars and other similar types of performances sponsored by local Living Arts Council); and

            (d) Certain international, national or regional classical artists and attractions which require the support of the local arts.

By way of illustration, and not by limitation, it is specifically agreed and acknowledged that Events which feature classical artists such as guest conductors (for example, John Williams), guest singers (for example, Rosemary Clooney or Pavarotti), musicians (for example, Yani) and orchestras (for example, Boston Pops) shall be included within the definition of "Civic Events." Additionally, by way of illustration and not by limitation, it is agreed and acknowledged that Events featuring contemporary artists (such as James Taylor, Crosby, Stills and Nash, Jimmy Buffet and other contemporary artists) shall be expressly excluded from the definition of "Civic Events."

      Section 1.11 Competitive Outdoor Facility. "Competitive Outdoor Facility" shall mean any permanent outdoor entertainment facility located in the Restricted Area (excluding stadiums with a capacity of 40,000 or more), other than the Facility, which is designed primarily to present touring and professional Artists in concert to live audiences.

      Section 1.12 Events. "Events" shall mean all cultural or entertainment performances and presentations held, conducted or presented at the Facility during which patrons are admitted into the Facility as spectators for such entertainment or cultural presentation and performance, regardless of whether the patrons are charged a cost of admission and regardless of whether the presentation and performance features a live act or a prerecorded or simulcast video or audio transmission or re-transmission. "Event" shall mean any one of the Events. In order to avoid any uncertainty or ambiguity, it is hereby agreed and acknowledged that, for purposes of determining the number of Events held during any period of time at the Facility, separately ticketed performances featuring the same Artist shall each be considered to be a separate and distinct Event. For example, if an Artist were to appear at the Facility in five separately ticketed performances on five consecutive nights, then those performances shall be counted as five (5) Events for purposes of determining the number of Events held or presented at the Facility.

      Section 1.13 Expansion Plans. "Expansion Plans" shall mean the final drawings, plans and specifications which have been prepared by Owner's architect and general contractor in connection with the proposed expansion of the capacity of the Facility to 13,000 persons, copies of which have been previously provided to Pavilion by Owner.

      Section 1.14 Excessive Sound Level. "Excessive Sound Level" shall mean that sound level generated by an Artist In excess of 98 dBA (decibels on an A-rated scale), with infrequent transient peaks not In excess of 102 dBA, measured at the sound mixer of the Facility, or such other maximum sound level as the Owner and Pavilion agree is reasonably prudent in order to conduct performances at the Facility.


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

      Section 1.15 Facility. "Facility" shall mean the outdoor entertainment facility owned by Owner known as the "Cynthia Woods Mitchell Pavilion" and which is located on the Property. The Facility includes, among other things, a stage, stage house, tent, mechanical and support systems for Events, back stage parking and delivery areas, gates to limit access to ticketholders, restrooms, concession stands, a lawn sound system, dressing rooms, medical and security support facilities, 3,000 reserved seats and lawn seating for approximately 7,000 people. Notwithstanding anything to the contrary contained above, the equipment included within the term "Facility" shall be the items listed on Exhibit "C" attached hereto, and all other equipment which may be necessary to conduct T & P Events shall be the responsibility of Pavilion to obtain. The location and configuration of the Facility within the boundaries of the Property are depicted and appropriately designated on the Site Plan attached hereto as Exhibit "A." Subject to the provisions contained in the last sentence of Section
7.13 hereof, it is understood and agreed that the Facility may hereafter be modified from time to time by the Owner.

      Section 1.16 Facility Fee. "Facility Fee" shall mean a separate charge to be collected with the sale of each ticket to all T & P Events, as more fully described in Section 3.01 of this Agreement.

      Section 1.17 Gross Concession Revenues. "Gross Concession Revenues shall mean, with respect to a particular concession at the Facility, all gross revenues generated from the sale or lease of such concession at the Facility (net of applicable sales and other taxes); provided, however, the term "Gross Concession Revenues" shall not include (i) revenues generated from the sale of merchandise which exclusively carries Owner's identification or logo, (ii) the value of any improvements placed at the Facility in kind by any concessionaire and (iii) funds granted to Owner not in connection with T&P Events, such as funds specifically for capital improvements or in support of Civic Events.

      Section 1.18 Gross Receipts. "Gross Receipts" shall mean, for any Season, all revenue generated, received or otherwise arising out of or in connection with the T & P Events held, conducted or presented at the Facility during such Season, except for (i) revenue generated from the Facility Fee, (ii) revenue from the sale of Box Seats for such Season to the extent that such revenue (x) arises out of the first $500.00 of proceeds from the sale of each four-seat or six-seat box or (y) exceeds, in the aggregate, the Budgeted Box Seat Sales for such Season, (iii) Sponsorship Revenue for such Season to the extent that such Sponsorship Revenue exceeds the Budgeted Sponsorship Revenues for such Season,
(iv) Gross Concession Revenues for all concessions at the Facility, (v) revenues derived from the operation of the Parking/Access Areas, if any, and (vi) Ticket Rebate Revenue. Without limiting any of the foregoing, it is specifically agreed and acknowledged that "Gross Receipts" shall include, without limitation, the following:

            (a) all Available Gross Ticket Revenues for T & P Events;


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            (b) all (i) Sponsorship Revenue related to any T & P Event and (ii)
      Permanent Sign Revenues up to, but not exceeding, the Budgeted Sponsorship Amount for each Season;

            (c) all revenue generated from the sale of Box Seats except for that portion of such revenue which (x) arises out of the first $500.00 of proceeds from the sale of each four-seat or six-seat box or (y) exceeds, in the aggregate, the Budgeted Box Seat Sales for each Season; and

            (d) sale revenues, licensing fees, royalty fees and similar revenues received by Pavilion or Owner from the duplication, reproduction, transmission or re-transmission of any T & P Event or series of T & P Events in any form of media including, without limitation, sound recordings, video tapes, closed circuit television and pay per view television.

The term "Gross Receipts" shall be net of sales taxes and shall not include the value of House Seats (except for any portion of the House Seats which may be sold to the general public pursuant to Section 7.24(f) of this Agreement with respect to any Event) or the value of any other complimentary tickets.

      Section 1.19 House Seats. "House Seats" shall mean (a) with respect to Pavilion, two four-seat boxes at the Facility and one six-seat box at the Facility, (b) with respect to Owner, three four-seat boxes and one six-seat box,
(c) ten reserved seats at the Facility mutually designated by Owner and Pavilion as the "house reserved seats" and (d) ten tickets for general admission lawn seating.

      Section 1.20 Industry Standards. When used herein, the term "industry standards" shall mean and refer to the procedural practices used or followed at above average permanent outdoor entertainment facilities which are similar in size and purpose to the Facility.

      Section 1.21 Minimum Pavilion Generated Receipts. "Minimum Pavilion Generated Receipts" shall mean, for each Season, the minimum projected amount of aggregate Pavilion Generated Receipts to be received during such Season. For purposes of this Agreement, the amount of the Minimum Pavilion Generated Receipts for each of the next fifteen (15) Seasons is hereby stipulated to be as follows:

                                    Minimum Pavilion
                  Season           Generated Receipts

                   1995              $3,952,000.00
                   1996              $4,110,000.00
                   1997              $4,275,000.00
                   1998              $4,445,000.00


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                    1999             $4,623,000.00
                    2000             $4,808,000.00
                    2001             $5,000,000.00
                    2002             $5,200,000.00
                    2003             $5,408,000.00
                    2004             $5,625,000.00
                    2005             $5,850,000.00
                    2006             $6,084,000.00
                    2007             $6,327,000.00
                    2008             $6,580,000.00
                    2009             $6,844,000.00

      Section 1.22 Net Concession Revenues. "Net Concession Revenues" shall mean, with respect to a particular concession at the Facility, the Gross Concession Revenues with respect to such concession net of any amounts payable to, or retained by, the concessionaire responsible for the sale or lease of such concession at the Facility.

      Section 1.23 Owner. "Owner" shall mean The Woodlands Center for Performing Arts, a Texas non-profit corporation (d/b/a Cynthia Woods Mitchell Center for the Performing Arts).

      Section 1.24 Owner Default. "Owner Default" shall mean the occurrence or happening, at any time and from time to time, of any of the events listed in
Section 6.02 of this Agreement.

      Section 1.25 Pace. "Pace" shall mean SM/PACE, Inc., a Texas corporation.

      Section 1.26 Parking/Access Areas. "Parking/Access Areas" shall collectively mean (i) the parking lots located on and off, in the vicinity of, the Property (and used in connection with the Facility), (ii) the vehicular driveways and accessways to, from, between and among the public roads serving the Property, the parking lots on and off the Property and the Facility and
(iii) all pedestrian walkways and accessways to, from, between and among the public roads serving the Property, the parking lots on and off the Property and the Facility. The term "Parking/Access Areas" shall not include within its definition the back stage parking and delivery areas Immediately adjacent to the stage and stage house portions of the Facility, it being specifically agreed and acknowledged that such back stage parking and delivery areas shall be included as a part of the Facility. The location and configuration of the various elements of the Parking/Access Areas are depicted and appropriately designated on the Site Plans attached hereto as Exhibit "A."

      Section 1.27 Pavilion. "Pavilion" shall mean Pavilion Partners, a Delaware general partnership.


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

      Section 1.28 Pavilion Default. "Pavilion Default" shall mean the occurrence or happening, at any time and from time to time, of any of the events listed in Section 6.01(a) of this Agreement

      Section 1.29 Pavilion's Expansion Contribution. "Pavilion's Expansion Contribution" shall mean the $1,500,000 payment to be made by Pavilion to Owner pursuant to the provisions of Section 2.06(a) hereof. For purposes of this Agreement, references to the "unamortized portion of Pavilion's Expansion Contribution" shall mean, as of any time, the unamortized portion of such $1,500,000 payment at such time as if such payment were being amortized on a straight-line basis from January 1, 1995 through December 31, 2009.

      Section 1.30 Pavilion Generated Receipts. "Pavilion Generated Receipts" shall mean, for each Season, all revenue generated during such Season from (a) Gross Receipts, (b) the Facility Fee, (c) Sponsorship Revenue related to T&P Events and from Permanent Sign Revenues to the extent such revenue exceeds the Budgeted Sponsorship Amount for such Season, (d) revenue from the sale of Box Seats to the extent such revenue exceeds the Budgeted Box Seat Sales for such Season, (e) Gross Concession Revenues generated from the sale or lease of any and all concessions at the Facility in conjunction with the T&P Events, (f) Ticket Rebate Revenue which relates to T&P Events and (g) Season Ticket Revenue which is allocated to T&P Events pursuant to the provisions of Section 3.05 hereof.

      Section 1.31 Permanent Sign Revenues. "Permanent Sign Revenues" shall mean all Sponsorship Revenues received in exchange for the right to maintain a permanent or fixed sign at the Facility; provided, however, the term "Permanent Sign Revenues" shall not include funds or proceeds received by Owner which are attributable to the placement of a person's name on the Facility's "donor board."

      Section 1.32 Plans. "Plans" shall mean the final drawings, plans and specifications which were used by Owners architect and general contractor in connection with the construction of the Facility and the Parking/Access Areas.

      Section 1.33 Primary Date. "Primary Date" shall mean, with respect to either Owner or Pavilion, one of the forty (40) dates each Season which may be selected pursuant to the provisions of Section 5.02 by such party as a date which is primarily available to such selecting party at the Facility as described in and governed by the provisions of Section 5.02 of this Agreement.

      Section 1.34 Prior Management Agreement. "Prior Management Agreement" shall mean that certain Events Management Agreement dated effective as of February 14, 1990, and entered into by and between Owner and PACE Woodlands Operating Company ("Pace"), a Texas corporation. All of Pace's rights, titles and interests in, to and under the Prior Management Agreement were transferred and assigned to Pavilion effective as of April 1,1994.

      Section 1.35 Property. "Property" shall mean that certain tract or parcel of land located in the Woodlands, Texas, depicted on the Site Plans attached hereto as Exhibit "A" and on which the Facility and certain of the Parking/Access Areas are located.

      Section 1.36 Qualified Group of T & P Events. "Qualified Group of T & P Events" shall mean any two or more T & P Events held, presented or conducted at the Facility during the same Season which feature the same Artist.

      Section 1.37 Restricted Area. "Restricted Area" shall mean the geographical area encompassed by a circle with a sixty (60) mile radius and with the City of Houston's City Hall as the center point.

      Section 1.38 Season. "Season" shall mean the calendar year. The first Season under this Agreement shall commence on January 1, 1995 and continue through December 31, 1995. Subsequent Seasons shall commence and end on January 1 and December 31, respectively, in subsequent calendar years.

      Section 1.39 Season Ticket Revenue. "Season Ticket Revenue" shall mean, with respect to a particular Season, the gross revenue received from the sale of season tickets for all Events at the Facility for such Season less (i) all applicable sales and other taxes, if any, (ii) outside charges such as credit cards commissions and customer convenience charges which may be charged and retained by the ticket selling agent pursuant to the terms of the Facility's ticket sales agreement, if any, (iii) revenue generated from the Facility Fee, if any and (iv) parking fees and charges, if any.

      Section 1.40 Sponsors. "Sponsors" shall mean any and all persons, firms and corporations which agree to pay sums of money to Pavilion or Owner in exchange for the right to have its name associated with the Facility or any particular Event to be held, conducted or presented at the Facility. Without limiting the generality of the foregoing, the term "Sponsors" shall specifically include within its definition all of the Beverage Sponsors.

      Section 1.41 Sponsorship Revenue. "Sponsorship Revenue" shall mean, subject to the provisions of Section 2.05(d), any and all sums paid to Pavilion or Owner by a Sponsor which is directly related to the Facility or an Event held, conducted or presented at the Facility, regardless of whether such amount is tied to the amount of revenues generated from the Facility or generated from a particular Event held, conducted or presented at the Facility. Notwithstanding the foregoing, the term "Sponsorship Revenue" shall not include (i) funds or payments received by the Owner from a donor for which the donor receives nothing other than his name on the Facility's "donor board" and his name

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in the Facility's arts program or (ii) the value of any improvements to the
Facility received in kind by Owner from a non-exclusive Sponsor.

      Section 1.42 Superior Facility. "Superior Facility" shall mean any Competitive Outdoor Facility with a capacity of 120% or more of the Facility's capacity.

      Section 1.43 Term. "Term" shall mean the term of this Agreement, as described in Section 2.02 of this Agreement.

      Section 1.44 T & P Events. "T & P Events" shall mean all Events held, conducted or presented at the Facility which feature any national touring and professional Artist. By way of illustration and not by limitation, Events featuring the following types of entertainment and Artists shall be included within the definition of "T & P Events":

            (a) contemporary music, rock and roll music, pops music and jazz music (for example, Rod Stewart, George Winston, Crosby, Stills and Nash);

            (b) middle of the road performers (for example, Liza Minelli, Neil Diamond, Frank Sinatra, Pavarotti);

            (c) theatrical performances (for example, national Broadway tours);

            (d) country music (for example, Willie Nelson, Lyle Lovett, George Strait);

            (e) rhythm and blues music (for example, B. B. King, George Benson, Robert Cray);

            (f) gospel music and contemporary Christian music; and

            (g) comedy performers (for example, Steve Martin, Gallager).

      Section 1.45 Ticket Rebate Revenue. "Ticket Rebate Revenue" shall mean any and all rebates, refunds, volume discounts or other payments payable by the Facility's ticket selling agent pursuant to the provisions of the Facility's ticket sales agreement and which is payable on account of the sale of tickets to Events at the Facility.

                                   ARTICLE II

                         ENGAGEMENT AND RESPONSIBILITIES

      Section 2.01 Retention of Pavilion. On and subject to the terms hereof, Owner hereby engages and retains Pavilion to provide during the Term on an exclusive basis the services necessary for the booking, scheduling, production, promotion and presentation of all T & P Events. Pavilion hereby accepts such engagement and agrees to carry out and fulfill the specific duties and obligations imposed upon it pursuant to the terms of this Agreement

      Section 2.02 Term. Subject to the earlier termination of this Agreement pursuant to the rights and privileges granted in Sections 6.03(a), 6.04(a), 7.03(a) and 7.04 of this Agreement, the Term of this Agreement shall commence upon execution hereof and continue until December 31, 2009.

      Section 2.03 Duties and Responsibilities of Pavilion. Pavilion hereby agrees to work directly with the Board, or its authorized representatives, in connection with the carrying out and conducting of all of the following duties and responsibilities during the Term of this Agreement:

            (a) Subject to the provisions of Article V of this Agreement, Pavilion shall schedule all T & P Events to be produced and presented at the Facility during each Season.

            (b) Pavilion shall fulfill its monetary obligations set forth in
      Section 2.06 of this Agreement.

            (c) Subject to the provisions of Section 7.09 of this Agreement, Pavilion shall be responsible for negotiation and execution of all contracts necessary for the production and presentment of each T & P Event including, without limitation, all contracts with the Artists to perform at such T & P Events. With respect to all contracts with Artists performing at T & P Events at the Facility, Pavilion shall include a provision which requires that the Artist use its best efforts to conclude its performance by no later than 11:00 p.m. and use its best efforts to not generate Excessive Sound Levels at all times during such Artist's performance. Pavilion shall also be responsible for setting ticket prices for the T & P Events, subject to the provisions contained in the applicable contracts with Artists.

            (d) Subject to the right created in Section 7.02 of this Agreement, Pavilion shall bear the entire financial risk associated with production of each T & P Event.

            (e) Pavilion shall be responsible for the advertising, marketing and promoting of each T & P Event. All such advertising, marketing and promoting efforts shall be conducted by Pavilion, in its discretion, in accordance with industry standards so as to promote maximum attendance at each T & P Event. Subject to the provisions of Section 7.08 of this Agreement, all advertising and promotions of T & P Events shall include references to the name of the Facility and reflect that the Owner is presenter of the T & P Events. Pavilion covenants and agrees that the requirements of the immediately preceding sentence shall be fulfilled, from time to time, in a manner as may be required or necessary to maintain the tax exempt status of Owner.

            (f) Pavilion shall be responsible for, and will pay or cause to be paid, all costs directly related to the production, booking, staging, promotion and presentation of all T & P Events during the Term of this Agreement.

            (g) With respect to food and beverage service to be offered at the Facility for its patrons, Pavilion shall:

                  (i) advise Owner, upon request, in developing a detailed
            request for proposal for Owner to present to various concessionaires who are in the business of providing food and beverage services at entertainment facilities for purposes of obtaining bids from such concessionaires;

                  (ii) advise Owner, upon request, in the negotiation of each food and beverage concessionaire's contract for all Events at the Facility; and

                  (iii) work with each food and beverage concessionaire at each
            T & P Event (and such Civic Events as Owner may request) in order to coordinate the food and beverage menu at such Event, and the staffing and implementation of sales all in a manner which will compliment the specific performance at such Event.

            (h) With respect to merchandise concessionaires at the Facility, Pavilion shall:

                  (i) advise Owner, upon request, in developing a detailed
            request for proposal for Owner to present to various concessionaires who are in the business of providing services necessary for the sale of merchandise at entertainment and cultural events;

                  (ii) advise Owner, upon request, in negotiation of each
            concessionaire's contract for all Events at the Facility; and

                  (iii) advise Owner, upon request, in its efforts pertaining to the successful sales of merchandise during all Events.

            (i) Pavilion shall be responsible for soliciting proposals for, presenting the alternatives to Owner, and obtaining, subject to the Board's approval thereof, a master ticketing agreement with a first-class ticket selling agency for all Events to be held, conducted or presented at the Facility. It is hereby specifically agreed and acknowledged that the master ticketing agreement for the Facility cannot grant exclusive rights for the sale of tickets to all Civic Events, since some Artists at Civic Events may have other ticket selling outlet obligations.

            (j) Pavilion shall be responsible for soliciting, obtaining and contracting for all Sponsors for the T & P Events. Notwithstanding the fact that Owner shall be responsible for soliciting, obtaining and contracting for all Sponsors for Civic Events (as set forth in Section 2.04(g) of this Agreement), it is specifically agreed and acknowledged that Pavilion shall have the exclusive right, authority and duty to obtain all Beverage Sponsors for all Events to be conducted, held or presented at the Facility during the Term, subject to Pavilion's agreement contained in
      Section 2.05(c) of this Agreement.

            (k) [Intentionally Deleted]

            (l) Pavilion shall apply for and maintain all required licenses and permits for the carrying on of the business required to be conducted by it under this Agreement and shall conduct all of its activities under this Agreement in accordance with all applicable federal, state and local laws, rules and regulations as well as any rules and regulations imposed upon it by Owner pursuant to the terms of this Agreement. Where legally permissible, all such licenses and permits shall be made expressly assignable to Owner.

            (m) Pavilion, at its sole cost and expense, shall cause its staff utilized in connection with carrying out its duties hereunder, to wear uniforms as may be reasonably approved by Owner.

            (n) [Intentionally Deleted]

            (o) Pavilion shall be obligated to pay to Owner all of the out-of-pocket costs actually incurred by Owner for technical assistance and staff required for the operation of the sound reinforcement equipment located on the lawn of the Facility with respect to the seventeenth (17th) T&P Event of each Season and all of the T & P Events thereafter during such Season.

      Section 2.04 Duties and Responsibilities of Owner. Owner hereby agrees and covenants with Pavilion as follows:

            (a) Owner shall be responsible for providing sufficient parking facilities within reasonable walking distance of the Facility to accommodate the capacity of the Facility in accordance with industry standards. Owner shall cause the Parking/Access Areas to be adequately lighted in accordance with industry standards and the Plans.

            (b) Owner shall be responsible for or shall cause all traffic control, security, cleanup and maintenance of the Parking/Access Areas during all Events at all times.

            (c) Owner shall be solely responsible, at its sole cost and expense, for the upkeep and maintenance of the Facility to ensure that it remains a first class permanent outdoor entertainment facility in accordance with industry standards throughout the Term of this Agreement. The provisions of the preceding sentence shall not negate the obligation of Pavilion to reimburse Owner pursuant to Section 2.06(e) hereof for the reasonable costs incurred by Owner in fulfilling the responsibilities set forth in
      Section 2.04(k) hereof.

            (d) Owner shall be solely responsible for the booking, scheduling, production, presentment and promotion of all Civic Events.

            (e) At Owner's option, Owner may utilize, at Civic Events, the same staff used by Pavilion at the T & P Events.

            (f) Owner shall be responsible for soliciting, obtaining and contracting for all Sponsors at all Civic Events, except for the Beverage Sponsors (subject to the provisions of Section 2.05(c)).

            (g) Throughout the Term of this Agreement, Owner shall be obligated to (x) maintain a sufficient number of lawn chairs to be held for rental at the Facility and (y) maintain the lawn sound enhancement equipment currently used at the Facility in good working order and provide sufficient technical and staff assistance as may be necessary for the operation of the lawn sound enhancement equipment at all Events at the Facility.

            (h) Owner shall substantially complete, or cause to be completed, expansion of the Facility to a seating capacity for 13,000 people in accordance with the Expansion Plans on or before April 15, 1995 (Expansion Deadline"). Owner hereby acknowledges that Pavilion shall, in reliance upon Owner's obligations set forth in this Section 2.04(h), book Events at the Facility to occur after the Expansion Deadline and that Owner shall be responsible for indemnifying Pavilion for any loss or costs incurred by Pavilion should it be required to cancel or move any such Event as a result of Owner's failure to complete the expansion of the Facility in accordance with the Expansion Plans on or before the Expansion Deadline. In that regard, Pavilion hereby agrees that it will use its best efforts to mitigate damages with respect to costs or losses which may be incurred because of Owner's failure to cause the completion of the expansion of the Facility on or before the Expansion Deadline by attempting to move any such affected Events to other venues, if possible.

            (i) Owner shall provide the technical assistance and staff required for the operation of the sound reinforcement equipment located on the lawn of the Facility for all T&P Events. For the first sixteen (16) T&P Events of each Season, Owner shall provide such assistance and staff at no cost to Pavilion. Owner shall be reimbursed pursuant to Section 2.03(o) for its out-of-pocket costs related to the provision of such assistance and staff with respect to the seventeenth T&P Event of each season and all T&P Events thereafter during such Season.

            (j) Owner shall provide all staff, labor and facilities necessary to rent lawn chairs to patrons attending T&P Events.

            (k) Subject to Section 2.06(e) hereof, at each T & P Event during the Term, Owner shall:

                  (i) provide, or cause to be provided, such reasonable and
            necessary security services as may be required in accordance with industry standards for the type of Event being conducted;

                  (ii) provide, or cause to be provided, such necessary labor or services as may be required in accordance with industry standards to cause the Facility to be ready for such T&P Event (including cleaning and staging services);

                  (iii) provide, or cause to be provided, such reasonable and necessary services or labor in accordance with industry standards as may be necessary to assist in the orderly access to the Facility by all patrons and the orderly seating of such patrons within the Facility; and

                  (iv) provide, or cause to be provided, such reasonable and necessary services or labor as may be required in accordance with industry standards to clean the Facility after such T & P Event.

      Section 2.05 Sponsors.

            (a) Subject to the provisions of Sections 7.09 and 2.05(c) of this Agreement, Pavilion shall have the right to negotiate terms of agreements with Sponsors which will grant to Sponsors such media rights with respect to those Events sponsored by them and rights to display signs at those Events sponsored by them as is deemed reasonable and necessary by Pavilion in accordance with industry standards; provided, however, that (i) the right to place signs at the Facility shall be subject to the provisions of
      Section 7.07 hereof and (ii) signs or other sponsorship arrangements that include references to cigarettes or other tobacco products shall be prohibited without Owner's consent.

            (b) Owner agrees and acknowledges that in order to obtain Beverage Sponsors for the Facility and the Events to be held, conducted or presented at the Facility, Pavilion may be required to grant to such Beverage Sponsors the following rights throughout the entirety of each Season for which it is a Sponsor:

                  (i) with respect to non-alcoholic Beverage Sponsors only, the exclusive right to sell its type of beverage at the Facility;

                  (ii) the right to maintain a sign at the Facility to the
            exclusion of any other purveyor of its type of beverage, subject to the provisions of Section 7.07 of this Agreement; and

                  (iii) the right to be prominently included in all advertising and promotion efforts in connection with Events at the Facility to the exclusion of competitive purveyors of its type of beverage.

            (c) Notwithstanding the provisions of Sections 2.03(j) or 2.05(b), Pavilion hereby agrees to use its best efforts, in connection with the negotiation of the terms of agreements with Beverage Sponsors to exclude from their exclusivity rights, certain sponsorship dates which would allow a competitive Beverage Sponsor certain rights for particular Civic Events, as may be requested by Owner.

            (d) If Pavilion is entitled to receive any national tour sponsorship proceeds in its capacity as a producer of a national tour event for a particular Artist, all such amounts shall be excluded from Sponsorship Revenue and Owner shall have no right, title or interest in and to any portion of such national tour sponsorship proceeds.

            (e) Any cost associated with the purchase, erection or installation of a Sponsor's sign at the Facility which is not paid by such Sponsor shall be borne jointly by Owner and Pavilion in the same percentage and proportion as Sponsorship Revenue is shared between Owner and Pavilion.

            (f) Reference is made to the fact that Pavilion has previously installed certain video screens and equipment ("video equipment") at the Facility at Pavilion's sole cost and expense. Pavilion shall be responsible for maintaining all such video equipment in good condition. Ownership of such video equipment shall be exclusively retained by Pavilion. Owner shall have the right to use such video equipment at all Civic Events subject to reimbursement to Pavilion of direct costs, if any, associated with the operation thereof. No advertising shall be permitted on such video equipment. Any revenues that may be received or derived from such video equipment shall be deemed to be, for all purposes hereof, Sponsorship Revenue related to T&P Events.

            (g) Owner shall be entitled to receive or retain all Sponsorship Revenue (other than Permanent Sign Revenues) which is either directly related to the presentation of a Civic Event or which is appropriately allocated, on a pro rata basis, to a Civic Event.

            (h) Subject to any restrictions in the sponsorship agreements for T&P Events at the Facility, Owner shall have the right and option to permit Sponsors of Civic Events (x) the right to maintain signs at the Facility continuously and (y) a name and title sponsorship identification in all print and electronic media for any such Civic Events.

      Section 2.06 Pavilion's Monetary Obligations.

            (a) In consideration for Owner's agreement to enlarge the Facility's capacity pursuant to the provisions of Section 2.04(h) hereof, Pavilion shall pay to Owner a lump sum amount of $1,500,000 to be applied by Owner towards the costs of expanding the Facility's capacity. The amount to be paid by Pavilion to Owner pursuant to the provisions of the immediately preceding sentence shall be payable in two installments as follows:

                  (i) $750,000 shall be payable within seven (7) days after
            execution of this Agreement.

                  (ii) $750,000 shall be payable upon completion of all
            construction work and activities related to the expansion of the Facility in accordance with the Expansion Plans.

            (b) In consideration for Owner's agreement to discontinue Pavilion's obligation to produce Benefit Events (as such term is defined in the Prior Management Agreement) as was required pursuant to the terms of the Prior Management Agreement, Pavilion shall pay $100,000 to Owner for each Season included in the Term. Each Season's payment pursuant to this Section 2.06(b) shall be paid in four equal installments of $25,000 each, payable on April 15, June 15, August 15, and October 15 of such Season.

            (c) As a charitable contribution to Owner, and in lieu of any other obligation (express or implied) to make charitable contributions to Owner, Pavilion shall, for each Season included in the Term, contribute to Owner an amount equal to (i) $1.00 multiplied by (ii) the amount by which the total number of tickets sold (excluding complimentary tickets) to T & P Events during such Season exceeds 275,000.

            (d) The following provisions shall apply with respect to the potential of Sponsorship Revenues for failure to satisfy a Sponsor's requirement to present a certain minimum number of T&P Events at the Facility during a particular Season:

                  (i) If, for any Season, (i) an Approved Sponsor Show
            Requirement (as hereinafter defined in clause (iii) of this Section 2.06(d)) is not satisfied, for any reason other than (x) the occurrence of a Material Casualty (as such term is defined in Section 7.03(b) hereof) or (y) programming and operating restrictions imposed by Owner pursuant to the provisions of Section
            5.01 hereof and (ii) the Owner is required to forfeit all or a portion of the Sponsorship Revenues related to such Season as a result thereof, then Pavilion shall be obligated and responsible to pay and reimburse to Owner the amount of such forfeited Sponsorship Revenues.

                  (ii) To avoid any uncertainty or ambiguity, it is specifically agreed, stipulated and acknowledged that If a Sponsor should exercise a right to terminate its sponsorship obligation with respect to subsequent Seasons as a result of the failure to satisfy an Approved Sponsor Show Requirement for a particular Season,

            Pavilion shall have no obligation, responsibility or liability to Owner for the loss of such Sponsorship Revenues as they relate to those subsequent Seasons.

                  (iii) As used herein, the term "Approved Sponsor Show
            Requirement" shall mean any contractual requirement that a certain number of T&P Events be presented at the Facility during a particular Season which is imposed by a Sponsor and which is specifically authorized and approved by Pavilion. For purposes hereof, the requirement imposed by Miller Brewing Company to present a certain number of T&P Events during the 1995 Season shall be deemed to have been approved and authorized by Pavilion as an Approved Sponsor Show Requirement for all purposes hereof.

            (e) Within thirty (30) days of invoice from Owner, Pavilion shall reimburse to Owner the reasonable costs of providing the services described in Section 2.04(k) hereof (including the uniform costs for the persons providing those services); provided, however, Pavilion's obligation to so reimburse such costs shall not exceed the amount paid by Pavilion for similar services at Pavilion's other first class outdoor entertainment facilities which are comparable to the Facility.

      Section 2.07 Events Related to Golf Tourney. Notwithstanding anything to the contrary contained herein, the Shell Houston Open (or other name referring to the annual PGA golf tournament held in The Woodlands, Texas) and all benefits held in conjunction with it and the Darrell Royal Golf Tournament and Benefit, or substitute event, held in conjunction therewith each year, shall be deemed to be Civic Events for purposes of this Agreement. Pavilion shall not be entitled to receive any revenues or fees from, nor shall Pavilion have any duties or responsibilities with respect to, the promotion, production or presentment of the Shell Houston Open, the related benefits or the Darrell Royal Golf Tournament and Benefit, unless a separate written agreement is entered into between Pavilion and the presenter of the Shell Houston Open.

                                   ARTICLE III
                                FEES AND CHARGES

      Section 3.01 Facility Fee. All tickets for T & P Events shall include a separate charge, herein called a "Facility Fee" added to the regular cost of such ticket. The amount of the Facility Fee shall be set, from time to time, by Pavilion, in its sole discretion, subject to the reasonable approval of Owner. The amount of the Facility Fee shall be no less than $2.50 per ticket.

      Section 3.02 Parking Charges and Fees. Owner shall have the right, at its sole option and election, to charge for parking of patrons' automobiles at any Event at the Facility, including, without limitation, any and all T & P Events, and the proceeds of such parking charges shall be the sole property of Owner and shall be excluded from the definition of "Gross Receipts" for purposes of this Agreement. Pavilion shall be obligated to pay to Owner a fee of $425.84 for each T & P Event during the Term as payment for Owner's services provided in connection with management, security and cleanup of the Parking/Access Areas. Such $425.84 fee shall be increased by four percent (4%) for each Season following the 1995 Season.

      Section 3.03 Management Fee. For and in consideration of Pavilion's agreement to carry out and conduct the duties and responsibilities described in this Agreement, Owner hereby agrees that Pavilion shall be paid each Season during the Term a management fee for producing and managing T & P Events equal to the aggregate of the following:

            (a) eighty-seven and one-half percent (87-1/2%) of all Gross Receipts; provided, however, if and to the extent that Available Gross Ticket Revenue for any T & P Event or any Qualified Group of T & P Events should exceed the Barrier Amount, then Pavilion shall receive ninety-three and three-quarters percent (93.75%) of the portion of the Available Gross Ticket Revenues for such T & P Event or such Qualified Group of T & P Events which exceeds the Barrier Amount;

            (b) (x) fifty percent (50%) of all amounts received pursuant to the first $1.50 per ticket portion of the Facility Fee, (y) twenty-five percent (25%) of the next $1.00 per ticket portion of the Facility Fee and
      (z) fifty percent (50%) of all other amounts received pursuant to the Facility Fee;

            (c) fifty percent (50%) of all amounts received during any Season from the sale of Box Seats to the extent that such amounts exceed, in the aggregate, the Budgeted Box Seat Sales for such Season;

            (d) fifty percent (50%) of all (i) Sponsorship Revenues related to T & P Events and (ii) Permanent Sign Revenues received during any Season to the extent that the combined amount of such revenues exceed, in the aggregate, the Budgeted Sponsorship Revenues for such Season;

            (e) fifty percent (50%) of any Season Ticket Revenue which is not allocated to an Event pursuant to the provision of Section 3.05 hereof;

            (f) eighty-seven and one-half percent (87-1/2%) of all Ticket Rebate Revenue which is payable on account of T & P Events; and

            (g) a percentage of the revenues generated from the sale or rental of concessions at the Facility in conjunction with T & P Events in accordance with the following provisions:

                  (i) With respect to the sale of food and non-alcoholic
            beverages (exclusive of candy) at T & P Events, the greater of (x) sixty-two percent (62%) of the Net Concession Revenues received or retained by Owner after payment of all fees to the concessionaire or
            (y) twenty and five tenths percent (20.5%) of the Gross Concession Revenues.

                  (ii) With respect to the sale of candy at T & P Events, the greater of (x) sixty-two percent (62%) of the Net Concession Revenues received or retained by Owner after payment of all fees to the concessionaire or (y) nine and three-tenths percent (9.3%) of the Gross Concession Revenues.

                  (iii) With respect to the sale of beer, wine and other
            alcoholic beverages at T & P Events, the greater of (x) sixty-two percent (62%) of the Net Concession Revenues received or retained by Owner after payment of all fees to the concessionaire or (y) twenty and five-tenths percent (20.5%) of the Gross Concession Revenues.

                  (iv) With respect to the sale of artist related merchandise at
            T & P Events, fifty percent (50%) of all amounts remaining out of the Gross Concession Revenues after payment of (x) royalties and other fees due to Artists and (y) any commissions or other fees payable to the concessionaire selling such artist related merchandise.

                  (v) With respect to the rental of lawn chairs at T & P Events, after Owner has recouped any then unreimbursed investment in lawn chairs at the Facility, forty percent (40%) of the Gross Concession Revenues arising out of or relating to the rental of lawn chairs at T&P Events. Pavilion acknowledges that Owner may be required to repair or replace the inventory of lawn chairs at the Facility from time to time and, as a result, Owner's unreimbursed investment in lawn chairs at the Facility may vary from time to time.

All amounts due and payable to Pavilion pursuant to this Section 3.03 shall be payable by Owner upon receipt by Owner of the corresponding revenue or payment giving rise to Pavilion's right to receive such amount. Amounts payable to Pavilion pursuant to clauses (a) and (c) above, to the extent that such payments relate to the revenue generated from the sale of Box Seats, shall be payable each Season on the last of each month during that Season, commencing on January 31, out of the proceeds from the sale of Box Seats received during such month.

      Section 3.04 Concession Fee Limitation. Owner hereby covenants and agrees with Pavilion that in no event shall (i) the fee to be paid to or, if applicable, the amount of revenue to be retained by, the food and beverage concessionaires at the Facility for the T & P Events exceed sixty-seven percent (67%) of such concessionaires' respective gross sales (net of sales tax) and
(ii) the fee payable to or, if applicable, the amount of revenue to be retained by, the merchandise concessionaires at the Facility for the T & P Events exceed seventy-seven and one-half percent (77-1/2%) of such concessionaires' respective gross sales (net of sales tax).

      Section 3.05 Allocation of Season Ticket Revenue. With respect to each Event held, presented or performed at the Facility during any Season, a portion of the Season Ticket Revenue for such Season shall be allocated to such Event in an amount equal to the product of (x) the number of season tickets sold for such Season and (y) the face value of tickets for reserved seats to such Event.

                                   ARTICLE IV
                             INSURANCE REQUIREMENTS

      Section 4.01 Owner's Obligation. Owner shall, at its own expense, obtain and maintain throughout the Term of this Agreement the following policies of insurance:

            (a) Fire and extended coverage insurance on the Facility including, without limitation, all fixtures, equipment and personal property located within the Facility for which Owner is legally responsible, in an amount equal to one hundred percent (100%) of the replacement cost thereof (and full builder's risk coverage prior to completion of the Facility).

            (b) Business interruption insurance insuring against lost revenue resulting from the Facility not being useable at any time as a result of the occurrence of an insurable peril, which insurance shall specifically include by its coverage the loss of revenue which would be suffered by Pavilion should the Facility not be useable at any time as a result of the occurrence of an insurable peril.

            (c) Comprehensive general liability insurance insuring against losses due to personal or bodily injury or death of any person and property damage for occurrences on or in the Parking/Access Areas, which shall apply as primary, and not contributing, coverage for any claim relating to activities on the Parking/Access Areas; provided that Pavilion acknowledges that Owner may require a third party contractor who is responsible for the

      Parking/Access Areas to provide the insurance required pursuant to this
      Section 4.01(c), but Owner shall remain responsible for causing such insurance obtained by such third party contractor to remain in full force and effect and to meet all of the requirements of this Article IV.

            (d) Comprehensive general liability insurance insuring against loss due to personal or bodily injury or death of any person and property damage for occurrences on or in the Facility during the, conducting of all Civic Events and at all other times during which a T & P Event is not being conducted. Owner, at its option, may fulfill its obligation under this Section 4.01(d), if possible, by participating in the blanket general liability insurance policy of Pavilion upon the payment of a mutually agreed upon premium to Pavilion. The policy of insurance required to be obtained and maintained pursuant to this Section 4.01(d) shall apply as primary, and not contributing, coverage for any claims relating to or occurring on or in the Facility during the conducting of any Civic Event and at all other times during which a T & P Event is not being conducted.

The business interruption insurance required to be obtained and maintained pursuant to the provision of Section 4.01(b) of this Agreement shall name Pavilion as a loss payee.

      Section 4.02 Pavilion's Obligation. Pavilion shall, at its own expense, obtain and maintain throughout the Term of this Agreement, the following policies of insurance:

            (a) Comprehensive general liability insurance insuring against loss due to personal or bodily injury or death of any person and for property damage for occurrences on or in the Facility during the conducting of all T & P Events, which shall apply as primary, and not contributing, coverage for any claims arising out of or relating to any activities on or in the Facility during the conducting of any T & P Event.

            (b) Worker's compensation insurance, if required by applicable law, for all persons employed by, or subcontracting with, Pavilion for any purpose at the Facility or in connection with the business conducted pursuant to this Agreement, and Pavilion shall pay any and all contributions, taxes and costs of such insurance and benefits payable thereunder which are required to be withheld and/or paid by any employer under the provisions of any applicable present or future law, ruling and regulation.

Additionally, Pavilion shall coordinate in obtaining either for its own behalf or for that of any concessionaire, fire and extended coverage insurance on merchandise owned by Pavilion or such concessionaire and all other personal property which Pavilion is legally responsible for and which is used in connection with any T & P Event.

      Section 4.03 Cooperation. Pavilion and Owner shall each provide to the other, copies of insurance binders (or certificates in lieu thereof) with respect to each of the insurance policies to be maintained by each in compliance with the provisions of this Article IV prior to the date on which such policies are to be effective and copies or certificates of such policies as soon as possible after the effective date of such policies. Each policy of insurance required to be obtained and maintained by Pavilion pursuant to the provisions of this Article IV shall name Owner as an additional insured except for worker's compensation insurance provided pursuant to Section 4.02(b) of this Agreement. With respect to each policy of insurance required to be obtained and maintained by Owner pursuant to the provisions of this Article IV, Pavilion shall be named as an additional insured except for the policy of insurance required by the provisions of Section 4.01(a) of this Agreement. Each binder and policy required to be obtained and maintained pursuant to this Article IV shall provide that it may not be amended, modified or cancelled without thirty (30) days' notice to both Owner and Pavilion. If either party hereto fails to provide insurance as required hereby, the other party, upon ten (10) days' notice to such failing party, may provide such insurance as such failing party's agent and in such failing party's name, and until such time as such failing party so insures (which for the purpose of this provision may only be on a subsequent renewal date). The party who has failed to obtain a policy of insurance as required hereby shall reimburse the other party who insures on its behalf for premiums paid for same plus interest at the lesser of eighteen percent (18%) per annum or the highest lawful rate from the date of payment until the date of repayment.

      Section 4.04 Waiver of Subrogation Rights. Owner and Pavilion each waive all rights of recovery, claim, action or cause of action against the other, its agents, officers or employees for any loss or damage that may occur at the Facility, on the Parking/Access Areas or otherwise on the Property which may arise by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies or under comprehensive general liability coverage, regardless of cause or origin, including negligence of the other party hereto, its licensees and invitees, and covenants that no insurer shall hold any right of subrogation against such party. Owner and Pavilion shall each cause the respective policies of insurance required to be obtained and maintained pursuant to this Article IV to include an endorsement which specifically provides that the insurer thereunder has waived its rights of subrogation as referred to in this Section 4.04.

      Section 4.05 Types of Policies: Amounts of Coverage. All policies of insurance which either party hereto must provide pursuant to the provisions of this Agreement shall be to the best of each party's ability issued by solvent insurance carriers licensed to do business in the state of Texas or Lloyds Underwriters and shall be in form mutually satisfactory to the parties hereto. All such polices of insurance shall contain an endorsement whereby the carrier agrees that its insurance is primary and not contributory with or in excess of any coverage which the other party hereto may carry. Notwith-standing anything to the contrary contained in this Article IV, the amounts of coverage to be provided under each of the policies of insurance required to be obtained and maintained during the Term of this Agreement pursuant to the provisions of this Article IV, shall be determined by mutual agreement between Owner and Pavilion based on industry standards. Owner and Pavilion shall review the amounts of coverage provided under each of the policies of insurance required to be obtained and maintained pursuant to this Article IV annually and they shall be increased to proper limits as circumstances warrant or as may be required to remain consistent with industry standards.

      Section 4.06 Subcontractors' Policies of Insurance. Pavilion and Owner each hereby agree and covenant with the other, that prior to the engagement or retention of any contractor or subcontractor who is to enter into the Property or the Parking/Access Areas to conduct any kind of work, Pavilion or Owner, as applicable, shall require such contractor or subcontractor (a) to obtain and maintain comprehensive general liability insurance insuring against loss due to personal or bodily injury or death of any person and for property damage for occurrences relating to or arising out of the work conducted by such contractor or subcontractor in an aggregate amount of no less than $1,000,000.00 and (b) to provide evidence that such contractor or subcontractor has obtained worker's compensation insurance for all of its employees. All policies of insurance obtained and maintained by such contractor or subcontractor shall include an endorsement pursuant to which the issuer thereof waives its right of subrogation against Pavilion and against Owner.

                                    ARTICLE V
                           PROGRAMMING AND SCHEDULING

      Section 5.01 Programming Quality and Control. The following provisions shall govern and control the programming quality and control of Events to be held, conducted or presented at the Facility:

            (a) Pavilion shall, throughout the Term of this Agreement, submit to Owner, at the earliest possible date, but no later than February 15 of each calendar year, a comprehensive list ("List") of potential Artists to be featured at T & P Events for the upcoming Season. No later than fifteen
      (15) days after submission of such List, the Board shall designate which, if any, of such Artists listed thereon are unacceptable to Owner. If Owner fails to provide notice to Pavilion within such fifteen (15) day period, then all Artists on such List shall be deemed to be acceptable to Owner.

            (b) Attached hereto as Exhibit "B" Is a list of potential Artists which Pavilion and Owner hereby agree constitute mutually acceptable Artists to perform at T & P Events.

            (c) For purposes of establishing a standard for the quality of programming or selection of specific Artists which may appear at the Facility, it is hereby agreed and acknowledged that the type of programming used at both the Concord Amphitheater in Concord, California and the Blossom Music Center in Cleveland, Ohio shall serve as an initial standard and guideline for the quality of programming of Events to be presented and produced at the Facility. However, in the event that specific Artists which have actually performed at either the Concord Amphitheater or the Blossom Music Center are disapproved by Owner, the judgment of Owner shall be final, so long as such disapproval is not arbitrary and capricious but can be tied to an objective and consistent standard of quality control. It is understood and agreed by Pavilion that Owner does not intend to allow any Artist to appear at the Facility which would use, as a customary part of his performance, profane or immoral language, dress or behavior or which would cause or create unruly behavior by the patrons or in general not be consistent with the reputation of The Woodlands community.

            (d) If Pavilion so desires, it shall have the right to appeal any decision of Owner to reject a particular Artist by presenting additional information as it deems necessary to the Board for review. Upon any such appeal, the Board must respond within five (5) business days after receiving such information with its final decision. If Pavilion so requests, Pavilion shall have the right to have a face to face meeting with the Board as a part of such appeal with respect to any rejected Artist.

            (e) Pavilion shall have the right to submit the names of new Artists at any time during a Season, and Owner must respond within five (5) business days after having received a picture, recent recording and tour schedule of such newly proposed Artist. Failure by Owner to respond within such five (5) business day period shall mean that such Artist is deemed to be approved by Owner.

            (f) Owner recognizes and acknowledges that Pavilion has no control whatsoever over the content to be included in the performance of any Artist and that Pavilion does not and cannot make any representation or warranty concerning the quality of content of any Artist's performance.

            (g) Notwithstanding anything contained herein to the contrary, if an Artist which is not on the original List submitted to Owner becomes available for performance at the Facility, Pavilion will advise Owner in writing of the availability of the Artist and make recommendations as to the Artist's suitability for the Facility. Owner shall approve or disapprove any such Artist within two (2) business days. If an Artist which is on the original List becomes available for a performance, but Pavilion considers the Artist to be unsuitable for performance at the Facility in accordance with the Owner's standards for quality of programming, Pavilion shall first advise Owner in writing of the availability of the Artist and make its recommendations as to the Artist's suitability for performance at the Facility. Owner will approve or disapprove any such Artist within two (2) business days thereafter.

      Section 5.02 Scheduling. On or before the second week in December of each calendar year, Owner and Pavilion shall meet to agree on the allocation of dates for the upcoming Season. At that time, Owner and Pavilion shall each agree on forty (40) dates to be primarily available to Pavilion and forty (40) dates to be primarily available to Owner. The remaining dates of each Season shall be available on a first-come, first-serve basis based upon a committed booking from an Artist. Primary Dates may be exchanged upon the parties' mutual agreement. Additionally, each party hereto shall have the right to request an exchange of any Primary Date at any time and from time to time. The party desiring an exchange of a Primary Date must have both a committed booking for the other party's Primary Date which is desired and must make the request no more than six
(6) weeks prior to such desired Primary Date. If the other party does not have a committed booking on such desired Primary Date within two (2) business days after it has received the request for an exchange of unexpired Primary Dates, then such desired Primary Date shall automatically become the requesting party's Primary Date and the non-requesting party shall then be entitled to select any one (1) of the selecting party's Primary Dates to become such non-requesting party's Primary Date, so long as such other Primary Date does not then have a committed booking from an Artist. Pavilion hereby acknowledges that the Facility has become the summer home of the Houston Symphony Orchestra ("HSO") and that Owner may need to schedule dates for HSO at the Facility as much as two (2) years in advance; provided, however, that it is specifically understood, agreed and acknowledged that the scheduling of such dates by Owner for HSO shall count against Owner's forty (40) Primary Dates for the Season in which they are included.

      Section 5.03 Board's Authority. The Board shall have final decision on such matters as scheduling, programming, capital expenditures and operations of the Facility within the guidelines of this Agreement.

                                   ARTICLE VI
                               DEFAULT AND REMEDY

      Section 6.01 Pavilion Default.

            (a) Pavilion shall be deemed to be in default under this Agreement upon the occurrence or happening, at any time and from time to time, of any one or more of the following:

                  (i) Any liquidated sum of money owed to Owner by Pavilion
            pursuant to the terms of this Agreement is not paid by Pavilion in full when the same shall become due and payable and such failure continues for a period of five (5) days after Owner has given Pavilion notice thereof.

                  (ii) Pavilion fails to perform and discharge, as and when
            called for, any agreement or obligation imposed upon Pavilion pursuant to the terms of this Agreement and (A) such failure, refusal or neglect to perform and discharge such agreement or obligation continues for a period of fifteen (15) days after Pavilion has been given notice thereof or (B) if by reason of the nature of such agreement or obligation the same cannot be remedied within such fifteen (15) day period, (x) performance and discharge of such agreement or obligation is not commenced within such fifteen
            (15) day period, (y) the performance and discharge of such agreement or obligation is not diligently and continuously prosecuted or (z) such agreement or obligation is not fully performed or discharged within forty-five (45) days after Pavilion has been given notice thereof.

                  (iii) Any statement, representation or warranty made by
            Pavilion under or pursuant to this Agreement shall be false or misleading in any material respect.

                  (iv) For any two (2) consecutive Seasons during the Term, the aggregate number of T & P Events actually held, conducted or presented at the Facility during such two (2) consecutive Seasons is less than sixty (60).

                  (v) For any two (2) Seasons during the Term, the aggregate amount of Pavilion Generated Receipts actually received during each such Season is less than the Minimum Pavilion Generated Receipts for each such Season.

                  (vi) Pavilion shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) procure, permit or suffer the voluntary appointment of a receiver, trustee or liquidator for itself or for all or any part of its property, (C) file any petition seeking a discharge, rearrangement or reorganization of its debts pursuant to the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction, (D) make a general assignment for the benefit of its creditors or (E) admit in writing its inability to pay its debts as they mature.

                  (vii) (A) Any petition is filed against Pavilion seeking to rearrange, reorganize or extinguish its debts under the provisions of any bankruptcy or any other debtor relief laws of the United States or any state or any other competent jurisdiction and, if such petition is an involuntary petition filed against Pavilion, such petition is not discharged within a period of sixty (60) days or (B) a court of competent jurisdiction enters an order, judgement or decree appointing, without the consent of Pavilion, a receiver or trustee for it, or for all or any part of its property.

            (b) If Owner, after the payment of the management fee referred to in
      Section 3.03 of this Agreement and the payment of all other fees payable to Pavilion pursuant to this Agreement, receives during any two (2) consecutive Seasons from the combination of T&P Events and any voluntary payments made by Pavilion to Owner during such two (2) consecutive Seasons, no less than the sum of the minimum amount shown listed in clause
      (d) of this Section 6.01 for such two (2) consecutive Seasons, then, notwithstanding anything to the contrary contained herein, for purposes of
      Section 6.01 (a) (iv), the number of T&P Events actually held, conducted or presented at the Facility during such two (2) consecutive Seasons shall be deemed to equal or exceed sixty (60).

            (c) If Owner, after the payment of the management fee referred to in
      Section 3.03 of this Agreement and the payment of all other fees payable to Pavilion pursuant to this Agreement, receives during any Season from the combination of T&P Events and any voluntary payments made by Pavilion to Owner during such Season, no less than the minimum amount shown listed in clause (d) of this Section 6.01 for such Season, then, notwithstanding anything to the contrary contained herein, for purposes of Section 6.01
      (a) (v) hereof, the aggregate amount of Pavilion Generated Receipts actually received during such Season shall be deemed to equal or exceed the Minimum Pavilion Generated Receipts for such Season.

            (d) The following are the minimum amounts for each of the next fifteen (15) Seasons referred to in clauses (c) and (d) of this Section 6.01:

            Season              Minimum Amount

             1995                $488,000.00
             1996                $507,520.00
             1997                $527,821.00
             1998                $548,934.00
             1999                $570,891.00
             2000                $593,727.00

                2001                 $617,476.00
                2002                 $642,175.00
                2003                 $667,862.00
                2004                 $694,576.00
                2005                 $722,359.00
                2006                 $751,254.00
                2007                 $781,304.00
                2008                 $812,556.00
                2009                 $845,058.00

      Section 6.02 Owner Default. Owner shall be deemed to be in default under this Agreement, upon the occurrence or happening, at any time and from time to time, of any one or more of the following:

            (a) Any liquidated sum of money owed to Pavilion pursuant to the terms of this Agreement is not paid by Owner in full when the same shall become due and payable and such failure continues for a period of five (5) days after Pavilion has given Owner notice thereof.

            (b) Owner fails to perform and discharge, as and when called for, any other agreement or obligation imposed upon Owner pursuant to the terms of this Agreement and (i) the failure, refusal or neglect to perform and discharge such agreement or obligation continues for a period of fifteen
      (15) days after Owner has been given notice thereof or (ii) if by reason of the nature of such agreement or obligation the same cannot be remedied within such fifteen (15) day period, (x) performance and discharge of such agreement or obligation is not commenced within such fifteen (15) day period, (y) the performance and discharge of such agreement or obligation is not diligently and continuously prosecuted or (z) such agreement or obligation is not fully performed or discharged within forty-five (45) days after Owner has been given notice thereof.

            (c) Any statement, representation or warranty made by Owner under or pursuant to this Agreement shall be false or misleading in any material respect.

            (d) Owner shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) procure, permit or suffer the voluntary appointment of a receiver, trustee or liquidator for itself or for all or any part of its property, (iii) file any petition seeking a discharge, rearrangement or reorganization of its debts pursuant to the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction, (iv) make a general assignment for the benefit of its creditors or (v) admit in writing its inability to pay its debts as they mature.

            (e) (i) Any petition is filed against Owner seeking to rearrange, reorganize or extinguish its debts under the provisions of any bankruptcy or any other debtor relief laws of the United States or any state or any other competent jurisdiction and, if such petition is an involuntary petition filed against Owner, such petition is not discharged within a period of sixty (60) days, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Owner, a receiver or trustee for it, or for all or any part of its property.

      Section 6.03 Owner Remedies. If a Pavilion Default shall occur, Owner may, at Owner's sole option and election, exercise any or all of the following rights, remedies and recourses:

            (a) terminate this Agreement by giving written notice thereof to Pavilion;

            (b) subject to the limitations contained in Section 6.05 of this Agreement, seek specific performance of the obligations of Pavilion under this Agreement; and

            (c) subject to the limitations contained in Section 6.05 of this Agreement, seek recovery from Pavilion of all damages suffered by Owner which are directly caused by the occurrence of such Pavilion Default.

Notwithstanding the foregoing, the sole remedy available to Owner upon the occurrence of a Pavilion Default pursuant to Section 6.01(a)(iv) or (v) hereof shall be to terminate this Agreement pursuant to Section 6.03(a) hereof. If Owner properly exercises the right to terminate this Agreement pursuant to the right created in clause (a) of this Section 6.03, then Owner shall not thereafter be subject to any restrictions or limitations on the use or operation of the Facility and Owner shall retain the then unamortized portion of Pavilion's Expansion Contribution.

      Section 6.04 Pavilion Remedies. If an Owner Default shall occur, Pavilion may, at Pavilion's sole option and election, exercise any or all of the following rights, remedies and recourses:

            (a) terminate this Agreement by providing written notice thereof to Owner;

            (b) subject to the limitations contained in Section 6.05 of this Agreement, seek specific performance of the obligations of Owner under this Agreement; and

            (c) subject to the limitations contained in Section 6.05 of this Agreement, seek recovery from Owner of all damages suffered by Pavilion which are directly caused by the occurrence of such Owner Default.

If Pavilion terminates this Agreement pursuant to the right created in Section 6.04(a), then Owner shall (A) return to Pavilion the then unamortized portion of Pavilion's Expansion Contribution and (B) thereafter be precluded from producing more than four (4) T & P Events per Season, for the Season during which this Agreement was so terminated and for the two (2) Seasons following such Season. Notwithstanding the limitations contained in Section 6.05, the restriction imposed upon Owner pursuant to clause (B) of the immediately preceding sentence shall be (i) specifically enforceable by Pavilion for the two (2) Seasons following the Season in which this Agreement is so terminated and (ii) subject to Pavilion's right to recover damages hereunder for any violation thereof occurring at any time during such two (2) Seasons following the Season in which this Agreement is so terminated.

      Section 6.05 Limitation on Certain Remedies. Except as may be otherwise expressly provided herein, the rights and remedies of the parties hereto to seek specific performance of the obligations of the other party hereunder or to pursue an action for damages caused as a result of a default or other failure hereunder shall be expressly limited by the following provisions:

            (a) Any action for damages hereunder shall be limited to a right to recover such damages which the aggrieved party may suffer during the succeeding twelve (12) month period following the occurrence of the applicable Pavilion Default or Owner Default, as appropriate, which gave rise to the right to seek such recovery of damages, regardless of how much time may remain on the Term of this Agreement.

            (b) Any action to seek specific performance of the obligations of a party to this Agreement shall be specifically limited to a right to enforce specific performance of such obligations for a period of twelve
      (12) months following the occurrence of the applicable Pavilion Default or Owner Default, as appropriate, which gave rise to the right to seek specific performance of the obligations of a party hereunder, regardless of how much time may remain on the Term of this Agreement.

                                   ARTICLE VII

                      MISCELLANEOUS AND GENERAL PROVISIONS

Section 7.01 Non-Compete Agreement.

      (a) Subject to the provisions of clause (b) of this Section 7.01, neither Pavilion nor any Affiliate of Pavilion shall, directly or indirectly, during the Term or any renewal, modification, amendment or extension of this Agreement and, if this Agreement is terminated by Owner pursuant to the right created in
Section 6.03(a) as a result of a Pavilion Default, for a period of two (2) years following such termination, become interested in, as an owner, manager, operator, tenant, booking agent, consultant, producer, sponsor, or in any other capacity, any Competitive Outdoor Facility. Notwithstanding the limitations contained in Section 6.05, the restriction imposed upon Pavilion pursuant to the immediately preceding sentence with respect to the two (2) years following the year of termination of this Agreement by Owner pursuant to the right created in
Section 6.03(a) shall be (i) specifically enforceable by Owner for the two (2) years referred to therein and (ii) subject to Owner's right to recover damages hereunder for any violation thereof occurring at any time during such two (2) years.

      (b) If the construction and development of a Superior Facility is planned, announced or proposed by any person other than Pavilion or an Affiliate of Pavilion, then the following provisions shall apply:

            (i) Pavilion may require that a meeting ("Competition Meeting") with Owner be convened within five (5) business days of notice from Pavilion to Owner that a Superior Facility is planned, announced or proposed. Owner and Pavilion shall each send executive representatives to the Competition Meeting with authority to discuss the advisability of expanding the capacity of the Facility. Following the Competition Meeting, Owner and Pavilion shall diligently and in good faith work together to evaluate the fiscal and economic feasibility of, as well as the ability to finance, the expansion of the capacity of the Facility.

            (ii) If Owner has not made, within sixty (60) days after the Competition Meeting and in a form reasonably acceptable to Pavilion, a written commitment ("Expansion Commitment") to cause the Facility to be expanded to at least 95% of the capacity of such Superior Facility on or before such Superior Facility's opening date, then Pavilion shall have the right and option to terminate the provisions of Section 7.01(a) hereof by providing written notice thereof to Owner. Owner's obligation to expand the capacity of the

      Facility pursuant to the Expansion Commitment may be conditioned upon the occurrence of actual construction of such Superior Facility.

            (iii) If (x) Pavilion elects to terminate the provisions of Section 7.01(a) hereof pursuant to the provisions of clause (ii) above and (y) Pavilion or any Affiliate of Pavilion, should thereafter become interested in, as an owner, manager, operator, tenant, booking agent, consultant, producer, sponsor, or in any other capacity, any Competitive Outdoor Facility, then Owner shall have the right and option to terminate this Agreement by providing written notice thereof to Pavilion during the calendar months of October or November of any year, in which case this Agreement shall terminate as of December 31 of that same calendar year. If Owner elects to terminate this Agreement pursuant to the provisions contained in the immediately preceding sentence, then (1) Owner shall not be subject to any subsequent operational restrictions in regard to the Facility and (2) Owner shall retain the then unamortized portion of Pavilion's Expansion Contribution.

      Pavilion covenants and agrees with Owner that, at all times prior to the termination of the provisions of Section 7.01(a) hereof pursuant to the provisions of clause (ii) above, Pavilion will not take any action which has as its intent the encouragement or assistance of any other person to plan, announce or propose a Superior Facility.

            (c) For purposes of clarification and to avoid any ambiguity or uncertainty, it is hereby stipulated, agreed and acknowledged that, if a specific performance featuring a specific Artist has been rejected for presentation at the Facility by Owner pursuant to the provisions of
      Section 5.01 hereof, then the booking, production, presentation and promotion of that specific performance featuring that specific Artist at a Competitive Outdoor Facility by Pavilion or any Affiliate of Pavilion shall not be considered for purposes hereof to be the act of "becoming interested in, in any capacity, such Competitive Outdoor Facility."

      Section 7.02 Assignment. Pavilion shall have the right to assign up to forty-nine percent (49%) of its economic rights, but not its obligations, under all or any portion of this Agreement, so long as Pace or an Affiliate of Pace, as the managing partner of Pavilion, continues to control and oversee all of the management duties and responsibilities imposed upon Pavilion pursuant to the terms of this Agreement. Pavilion may assign, without the prior written consent of Owner, all of its right, title and interest in and to this Agreement to Pace or any Affiliate of Pace.

Section 7.03 Destruction by Casualty.

      (a) If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to or loss or destruction of the Facility, to such an extent that it may not be continued to be used for the purpose for which it was intended without significant capital repairs and improvements, then Owner shall have the right to elect not to incur the necessary obligations for such necessary capital repairs and improvements and, as a result, terminate this Agreement, in which case neither party hereto shall have any further rights, duties, liabilities or obligations hereunder. Notwithstanding the foregoing, if Owner commences or otherwise undertakes to commence the necessary construction and repairs to enable the Facility to again be used for the purpose for which it was intended following any such damage to or loss or destruction of the Facility within one (1) year following the act or occurrence which gave rise to such damage and destruction, then Owner shall not be entitled to terminate this Agreement and the Term of this Agreement shall be extended by an amount of time equal to the passage of time between the act or occurrence which gave rise to such damage or destruction of the Facility and the date on which the Facility is fully, completely and finally restored and repaired to the extent necessary to enable it to be used for the purpose for which it was originally intended.

      (b) Notwithstanding anything to the contrary contained in this Agreement, if any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, shall result in damage to or loss or destruction of the Facility to such an extent that it may not be used for its intended purpose for any period of time in excess of thirty (30) calendar days during any Season (such an act or occurrence being herein called a "Material Casualty") and if, as a result of such Material Casualty:

            (i) Pavilion cannot reasonably cause the number of T & P Events held, conducted or presented at the Facility during any two consecutive Seasons to equal or exceed sixty (60), then the number of T & P Events held, conducted or presented at the Facility during such two consecutive Seasons shall be deemed for all purposes of this Agreement to be sixty
      (60);

            (ii) Pavilion cannot reasonably cause the aggregate amount of Pavilion Generated Receipts received during any Season to equal or exceed the Minimum Pavilion Generated Receipts for such Season, then the aggregate amount of Pavilion Generated Receipts received during such Season shall be deemed for all purposes of this Agreement to exceed the Minimum Pavilion Generated Receipts for such Season.

            (c) If a Material Casualty should occur, the parties agree as follows with respect to the various contractual obligations and liabilities which may arise as a result of the occurrence of such Material
      Casualty:

                  (i) Pavilion shall be solely responsible for, and shall
            indemnify and hold Owner harmless from and against, all liabilities and losses arising from the cancellation of, or nonperformance under, any agreements, commitments or contracts with Artists relating to booked T & P Events at the Facility ("Pavilion Contracts"); and

                  (ii) Owner shall be solely responsible for, and shall
            indemnify and hold Pavilion harmless from and against, all liabilities and losses arising from the cancellation of, or nonperformance under, any and all agreements, commitments or contracts which relate to or are ancillary to the ownership, operation and maintenance of the Facility ("Owner Contracts"), specifically, including, without limitation, all concessionaire agreements, obligations and commitments to any hired facility manager and agreements with support services relating to operation and management of the Facility, but specifically excluding the Pavilion Contracts and those agreements, commitments and contracts described in clause (iii) below.

                  (iii) Owner and Pavilion agree to be severally responsible for one-half (1/2) of all liabilities and losses arising from the cancellation of, or nonperformance under, any and all agreements, commitments and contracts, except Pavilion Contracts and Owner Contracts, which benefit both parties including, but not limited to, sponsorship agreements (such as carbonated and malt beverage sponsorship agreements) and the ticketing service agreement.

      Section 7.04 Special Rights to Terminate. Notwithstanding the other provisions of this Agreement, it is hereby specifically agreed and acknowledged by and between the parties hereto that each shall have the following special rights to terminate this Agreement:

            (a) Owner shall have, at its sole option, the right to terminate this Agreement by providing written notice thereof to Pavilion during the calendar month of January of any year, except for January, 1995, in which case this Agreement shall terminate effective as of December 31 of that same calendar year in which such notice is given to Pavilion. If Owner elects to terminate this Agreement pursuant to the right created in the immediately preceding sentence, then Owner shall (1) pay to Pavilion, on the effective date of termination, the then unamortized portion of Pavilion's Expansion Contribution and (2) not permit more than four T & P Events to be held, conducted or presented at the Facility during the two calendar years following the effective date of such termination of this Agreement. Notwithstanding the limitations contained in Section 6.05 of this Agreement, the restriction imposed upon Owner pursuant to clause (2) of the immediately preceding sentence shall be
(i) specifically enforceable by Pavilion for the entire two calendar year period referred to therein and (ii) subject to Pavilion's right to recover damages hereunder for any violation thereof occurring at any time during such two calendar year period.

      (b) Pavilion shall have, at its sole option, the right to terminate this Agreement by providing written notice thereof to Owner during the calendar month of January of any year, except for January, 1995, in which case this Agreement shall terminate effective as of December 31 of that same calendar year in which such notice is given to Owner. If Pavilion elects to terminate this Agreement pursuant to the right created in the immediately preceding sentence, then (i) neither Pavilion nor any Affiliate of Pavilion shall, directly or indirectly, produce, present or promote more than four live entertainment events featuring a touring and professional performer at a Competitive Outdoor Facility for a period of two years following the effective date of such termination of this Agreement and (ii) Owner shall retain the unamortized portion of the Pavilion Expansion Contribution. Notwithstanding the limitations contained in Section
6.05 of this Agreement, the restrictions imposed upon Pavilion and its Affiliates pursuant to the immediately preceding sentence shall be (i) specifically enforceable by Owner for the entire two calendar year period referred to therein and (ii) subject to Owner's right to recover damages hereunder for any violation thereof occurring at any time during such two calendar year period.

      (c) If Pavilion, in its sole and reasonable discretion, determines that it has been prevented, as a result of programming and operating restrictions imposed by Owner, from presenting a sufficient number of T&P Events for any Season to avoid the occurrence of a Pavilion Default from occurring pursuant to the provisions of Section 6.01 (a)(iv) or (v) hereof, then Pavilion shall have the specific right to terminate this Agreement by providing written notice thereof to Owner. If this Agreement is terminated by Pavilion pursuant to the right created in the immediately preceding sentence, then Owner shall (1) pay to Pavilion, on the effective date of termination, the then unamortized portion of Pavilion's Expansion Contribution, (2) be precluded from presenting, or permitting to be presented, at the

Facility any of those Artists which it restricted Pavilion from presenting at the Facility for four years following the effective date of such termination, and (3) shall be precluded from liberalizing its programming and operating restrictions for four years following such effective date of termination. Other than the restrictions imposed in the immediately preceding sentence, any termination by Pavilion pursuant to the this Section 7.04(c) shall terminate all further duties, liabilities, obligations or rights which either party may have hereunder. Notwithstanding the limitations contained in Section 6.05 of this Agreement, the restriction imposed upon Owner in this Section 7.04(c) following a termination of this Agreement by Pavilion pursuant to this Section 7.04(c) shall be (i) specifically enforceable by Pavilion for the entire four years referred to above and (ii) subject to Pavilion's right to recover damages hereunder for any violation thereof occurring at any time during such four years.

      (d) If, at any time during the Term, (a) Owner has not obtained written confirmation from the Internal Revenue Service that Owner is a tax-exempt organization pursuant to the provisions of Section 501 (c)(3) of the Internal Revenue Code of 1986, (b) Owner obtains notice that the Internal Revenue Service has revoked or cancelled Owner's status as a tax-exempt organization pursuant to the provisions of Section 501 (c)(3) of the Internal Revenue Code of 1986, (c) the Comptroller of Public Accounts for the State of Texas, or other appropriate governmental agency, gives notice to Owner that Owner's tax exempt status has been terminated or revoked or (d) a change occurs in the applicable tax laws such that revenue from the sale of tickets for Events at the Facility is no longer exempt from state sales tax, then, at any time thereafter, Pavilion shall have the right, so long as such event or condition continues, to provide written notice to Owner that Pavilion desires to terminate this Agreement as a result thereof unless appropriate modifications to the terms of this Agreement can be mutually agreed to between Owner and Pavilion within sixty (60) days of such notice. If Pavilion delivers to Owner the notice referred to in the immediately preceding sentence, then Pavilion and Owner shall meet to discuss the appropriate modifications to the terms of this Agreement which Pavilion believes are necessary to remedy the existence of one of the above conditions, and if Owner and Pavilion are unable to mutually agree to such modifications within sixty (60) days after Pavilion delivers the initial notice, for any reason, then Pavilion shall thereafter have the right, at any time, to terminate this Agreement by providing notice thereof to Owner, in which event Owner shall pay to Pavilion the then unamortized portion of Pavilion's Expansion Contribution.

      (e) If Pace or an Affiliate of Pace should not be, at any time during the Term of this Agreement, the person with the authority and responsibility on behalf of Pavilion to oversee and direct the activities of Pavilion hereunder, then Owner shall have the special right to terminate this Agreement by providing written notice thereof to Pavilion at any time thereafter. Termination of this Agreement pursuant to the right created in the immediately preceding sentence shall be effective on December 31 of the calendar year in which Owner provides notice of such termination to Pavilion. If Owner properly exercises the right to terminate this Agreement pursuant to the right created in this Section 7.04(e), then Owner shall not thereafter be subject to any restrictions or limitations on the use or operation of the Facility but Owner shall return to Pavilion the then unamortized portion of Pavilion's Expansion Contribution.

      Section 7.05 Rights to Names. Any and all rights, titles and interests in and to any names, tradenames, trademarks, servicemarks or other proprietary or protectable interests in any name arising out of the production or presentment of any Event at the Facility including, without limitation, any special series of Events (such as jazz festivals, bluegrass festivals or any other type of series of Events) shall be the sole and exclusive property of the party or parties which produced such Event or series of Events.

      Section 7.06 Right to Co-Produce. If Owner desires to co-produce any T & P Event at the Facility with Pavilion, then Owner shall provide notice thereof to Pavilion at least ten (10) business days prior to the scheduled date of performance for such T & P Event. Pavilion, in its sole and absolute discretion and with no obligation whatsoever, may elect to include Owner as a co-producer of such Event after receipt of the written notice described in the immediately preceding sentence, but if Pavilion does not respond within five (5) business days after receipt of such notice from Owner, then Pavilion shall be deemed to have elected not to include Owner as a co-producer of such T & P Event.

      Section 7.07 Signage. Pavilion hereby acknowledges and agrees that any and all signs, banners or other placards of any nature to be placed anywhere inside or outside of the Facility must first be approved by Owner and be approved by the Development Standards Committee of the Woodlands.

      Section 7.08 Advertising and Marketing. The format and logo of the Facility's name to be included in advertising for T &P Events must be, prior to each Season, approved by Owner, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary contained herein, all advertising and promotion of the Facility itself, not including the promotion of specific T & P Events, shall be the exclusive right and responsibility of the Owner, subject to Pavilion's opportunity to have input into the Owner's plan to market and promote the Facility Itself.

      Section 7.09 Party to Transactions. Except for contracts with Artists relating to specific T & P Events, Owner shall have the right to review prior to or after execution (or execute, if requested by Owner at Owner's option) any and all contracts and agreements that would allow any person or entity to use or benefit from the Facility for any purpose. Notwithstanding the foregoing, Owner reserves the right to review and approve, in advance, all contracts with Artists for T&P Events which are to be co-produced by Owner with Pavilion. With respect to contracts with Artists, Owner shall have the right, from time to time, to request that Pavilion provide copies of signed contracts with Artists or be provided specific information regarding the Event, in lieu of the actual Artist contract itself, for specific T & P Events which have recently occurred or which are soon to occur and shall have the right to provide Pavilion with general comments concerning the terms of any such contracts with Artists but no such comments shall be binding upon Pavilion in any respect. Pavilion shall cooperate with Owner's requests and comments made pursuant to the immediately preceding sentence unless Pavilion believes that such requests and comments are being made in a manner which is disruptive to Pavilion's ability to perform its obligations under this Agreement.

      Section 7.10 Accounting Matters. Each of the parties hereto will maintain full and accurate books of account and other records in accordance with generally accepted accounting principles reflecting all of the financial results for such party which in any way relates to the subject matter of this Agreement or otherwise relates to the management, operation or sponsorship of the Facility and such books and records shall be kept at least twenty-four (24) months after the Season covered by such records. Each party hereto shall, at all times, make such books of account and other records available to the other party hereto at any time upon such other party's request. Either party has the right to have its designated auditors audit the other party's financial and accounting records maintained pursuant to this Section 7.10, at the requesting party's expense. If the audit reflects incorrect financial results, there shall be an adjustment and one party shall pay to the other on demand such sum as may be necessary to accurately adjust the amount that should have been paid. Pavilion and Owner hereby agree that on January 15 of each calendar year throughout the Term of this Agreement, a full and final settlement of all financial liabilities and obligations under this Agreement between Pavilion and Owner for the Season just ended will be completed.

      Section 7.11 Owner's Representations. Warranties and Covenants. Owner hereby unconditionally warrants, represents and covenants to Pavilion as follows:

            (a) Owner (i) is a Texas non-profit corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has complied with all conditions prerequisite to its doing business in the State of Texas and (ii) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties, including, without limitation, the Facility, and to carry on its business as now being, and as proposed to be, conducted.

            (b) The execution, delivery and performance by Owner of this Agreement (i) is within Owner's powers and has been duly authorized by the Board; (ii) has received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with its terms; and (iii) will not violate, be in conflict with, result in a breach of or constitute (without due notice or lapse of time, or both) a default under, any legal requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Owner's property or assets.

            (c) To the best of Owner's knowledge, all information, reports, papers and data given to Pavilion with respect to Owner or the Facility, including, without limitation, the Plans, are accurate, complete and correct in all material respects and do not omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

            (d) Owner owns fee simple title to the Property and has not previously granted or created in favor of any third party any lease rights or other management rights with respect to the Property which would be in violation of or otherwise in derogation of the exclusive rights created in favor of Pavilion hereunder. Owner shall not sell, transfer or assign its right, title and interest in and to the Property in a manner which would be in violation of or otherwise in derogation of the exclusive rights created in favor of Pavilion hereunder.

            (e) The Internal Revenue Service has granted to Owner exempt status pursuant to the provisions to Section 501 (c)(3) of the Internal Revenue Code of 1986, as amended. Owner represents and warrants to Pavilion that, under the law as it currently exists as of the date of the execution of this Agreement, all revenues received from the sale of tickets to Events at the Facility shall be exempt from state sales taxes, provided Pavilion abides by the appropriate provisions of the Texas Tax Code, Section 3.298 of Chapter 34 of the Texas Administrative Code and Owner is clearly identified as the presenter of the Events. Pavilion recognizes that Owner cannot warrant that there will not be any change in the applicable tax laws after the execution of this Agreement which may affect the accuracy of the representation and warranty contained in this Section 7.11(e).

      Section 7.12 Pavilion's Representations and Warranties. Pavilion hereby unconditionally warrants and represents to Owner as follows:

            (a) Pavilion (i) is a Delaware general partnership, duly organized and validly existing and has complied with all conditions prerequisite to its doing business in the State of Texas and (ii) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

            (b) The execution, delivery and performance by Pavilion of this Agreement (i) are within Pavilion's powers and have been duly authorized by all of Pavilion's general partners, (ii) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with its terms against Pavilion and (iii) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any legal requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Pavilion's property or assets.

            (c) To the best Pavilion's knowledge, all information, reports, papers and data given to Owner with respect to Pavilion are accurate, complete and correct in all material respects and do not omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

            (d) During the Term of this Agreement, from time to time, Pace as the managing partner of Pavilion, shall make its chief financial officer available for a meeting with representatives of Owner, at Owner's request, in order that Owner may discuss and review financial information relating to Pavilion.

      Section 7.13 Good Faith Negotiations. It is the present intent of Pavilion and Owner that this Agreement extend for the Term set forth herein under conditions fair and reasonable to both parties; therefore, both Pavilion and Owner hereby agree to review the terms and conditions contained in this Agreement annually, and, in good faith, negotiate adjustments or modifications to the terms hereof which may be brought about by conditions unforeseen at this time. If Owner should further expand the Facility at any time during this Agreement beyond that contemplated by the provisions of Section 2.04(h) hereof, then Owner and Pavilion shall, in good faith, negotiate any additional or differing terms which may be rendered necessary as a result of such expansion. Owner covenants and agrees that no such expansion shall be made in a manner which would interfere with the presentment of any T & P Event at the Facility to which Pavilion has the right to present pursuant to the provisions and terms of this Agreement.

      Section 7.14 Pavilion's Other Activities. Owner hereby recognizes, agrees and acknowledges that Pavilion and its Affiliates are in the business of booking, producing, presenting and promoting entertainment events featuring Artists of all types throughout the world, including, without limitation, entertainment events in the Houston standard metropolitan statistical area. Subject to the specific non-compete provisions contained in Section 7.01 of this Agreement, relating to live entertainment events at Competitive Outdoor Facilities, Owner hereby agrees and acknowledges that Pavilion and its Affiliates shall be free to continue their respective businesses of booking, producing, presenting and promoting live entertainment events without violating any of its agreements or obligations contained herein, even if carrying out the same may, from time to time, be in direct competition with any particular T & P Event or Civic Event being held, conducted or presented at the Facility.

      Section 7.15 Indemnification. The following indemnification provisions shall apply throughout the Term of this Agreement and shall survive the termination of this Agreement as appropriate:

            (a) Subject to the limitation contained in clause (c) below, Pavilion hereby agrees to defend, indemnify and hold harmless Owner, from and against any loss, cost or claim (including, without limitation, reasonable attorneys' fees) which arises out of or is otherwise caused by a violation by Pavilion of any obligation or covenant imposed upon it pursuant to the terms of this Agreement.

            (b) Subject to the limitation contained in clause (c) below, Owner hereby agrees to defend, indemnify and hold harmless Pavilion, from and against any loss, cost or claim (including, without limitation, reasonable attorneys' fees) which arises out of or is otherwise caused by a violation by Owner of any obligation or covenant imposed upon it pursuant to the terms of this Agreement.

            (c) Notwithstanding anything to the contrary contained above, the foregoing indemnity provisions shall not apply with respect to any loss, cost or claim which would be insured against under the terms of any insurance policy required to be maintained by a party hereto during the Term of this Agreement, unless the indemnifying party has failed In its obligation to maintain such insurance policy as required by the provisions of this Agreement. The provisions of this Section 7.15 are subject to the limitations contained in Section 6.05 of this Agreement.

      Section 7.16 Relationship of Parties. Pavilion shall perform its services under this Agreement as an independent contractor. Pavilion shall not become or otherwise be responsible for any real property ad valorem taxes with respect to the Property or any other duties, liabilities or obligations of the owner of the Property, except for the obligations specifically set forth in this Agreement. Nothing contained in this Agreement is intended to, or shall be construed as, creating to any extent or in any manner whatsoever, any partnership, joint venture, or association between Owner and Pavilion.

      Section 7.17 Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

      Section 7.18 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas from time to time in effect.

      Section 7.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

      Section 7.20 Entire Agreement and Modification. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative thereto which are not contained herein or therein are terminated. This Agreement may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

      Section 7.21 Notices. Any notice or communication to either party hereto required or permitted to be given under this Agreement shall be effectively given only if in writing and when deposited in the United States registered or certified mail, postage prepaid, return receipt requested, and addressed to the party to be notified at the address set forth below:

             If to Pavilion:  Pavilion Partners
                              c/o SM/PACE, Inc.
                              515 Post Oak Boulevard, Suite 300
                              Houston, Texas 77027
                              Attention: Mr. Jeffry B. Lewis

             with a copy to:  Michael F. Rogers
                              Sewell & Riggs, a Professional Corporation
                              333 Clay Avenue, Suite 800
                              Houston, Texas 77002

             If to Owner:     The Woodlands Center for the
                              Performing Arts
                              2005 Lake Robbins Drive
                              The Woodlands, Texas 77380
                              Attention: Dr. David Gottlieb

             with a copy to:  Mr. Thomas P. Battle
                              2002 Timberloch Place
                              The Woodlands, Texas 77380

Either party shall have the right to change its address for notice purposes hereunder by giving written notice to the other party as aforesaid, but until such written notice is given, the addresses set forth hereinabove for each party shall be deemed to be the correct address for all purposes under this Agreement.

      Section 7.22 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any of the provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Agreement nor the application of such provision to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      Section 7.23 Attorney's Fees. If either party to this Agreement brings any court action alleging default by the other party hereunder, the party losing such action shall pay to the prevailing party its reasonable attorney's fees and expenses and the same may be included by the court in the judgment rendered.

      Section 7.24 House Seats and Complimentary Tickets. With respect to the House Seats and the provision of other complimentary tickets for the various Events, Owner and Pavilion hereby agree as follows:

            (a) During the Term, Owner shall have free right of access to and use of its Box Seats included in the definition of House Seats during all Events at the Facility, at no charge to Owner.

            (b) During the Term, Pavilion shall have free right of access to and use of its Box Seats included in the definition of House Seats during all Events at the Facility, at no charge to Pavilion.

            (c) During the Term, Owner shall have free right of access to and use of the ten (10) house reserve seats and the ten (10) general admission tickets which are included within the definition of House Seats, at no charge to Owner, at all of the T & P Events.

            (d) During the Term, Pavilion shall have free right of access to and use of the ten (10) house reserve seats and the ten (10) general admission tickets which are included within the definition of House Seats, at no charge to Pavilion, at all of the Civic Events.

            (e)   [Intentionally Blank]

            (f) The party entitled to access to and use of the House Seats pursuant to the foregoing provisions shall not be obligated, in any way, to use all or any portion of the House Seats, but may, at its option, return all or any portion of the House Seats for any particular Event for sale to the general public or simply permit all or any portion of the House Seats to go unused.

            (g) The party entitled to access to and use of the House Seats for any particular Event shall be prohibited from selling such House Seats to any person, firm or corporation and shall be restricted to distributing and using the House Seats as complimentary tickets.

            (h) At all Events, the party which is financially responsible for the production of such Event pursuant to the terms of this Agreement shall, subject to the terms and provisions of the Artist contracts for such Event, control all decisions related to designation and distribution of complimentary tickets (other than the House Seats); provided, however, that Pavilion shall make additional complimentary tickets available to Owner for all T & P Events produced and presented at the Facility by Pavilion, at Owner's written request, subject to Pavilion's determination, in its sole and absolute discretion, that additional complimentary tickets are available. In exercising its discretion to determine whether complimentary tickets are available for any T & P Event produced and presented by Pavilion at the Facility, Pavilion shall determine whether such tickets can be issued in a manner which will not adversely impact upon the financial results of the production of such T & P Event.

      Section 7.25 Ticket Bartering. With respect to any T & P Event at the Facility, Pavilion shall be required to include in the Available Gross Ticket Revenue for such T & P Event the face value of all tickets which are traded or bartered by Pavilion for any Non-Qualified Goods and Services (hereinafter defined) to the extent that the aggregate face value of all such tickets so traded or bartered for such T & P Event exceeds $100.00. As used in the immediately preceding sentence, the term "Non-Qualified Goods and Services" shall mean any goods or services received by Pavilion or any Affiliate of Pavilion which are not either (i) used or utilized to reduce the operating costs of operation of the Facility by Pavilion or (ii) advertising time or space used in connection with the promotion of T & P Events at the Facility. Pavilion shall provide to Owner a specific and reasonably detailed accounting of all barter transactions which occur with respect to each T&P Event presented or produced at the Facility.

      Section 7.26 No Waiver. It is hereby agreed that no waiver of any of the covenants of this Agreement shall be construed as a waiver of any succeeding breach of the same covenants or any other covenants.

      Section 7.27 Replacement of Prior Management Agreement. This Agreement shall, effective upon execution hereof, supersede and replace the terms, provisions and conditions contained in the Prior Management Agreement with respect to any Event held, conducted or presented at the Facility after execution of this Agreement. The terms, provisions and conditions contained in the Prior Management Agreement shall continue to apply with respect to any dispute, conflict, difference or other Issue which may arise between Pavilion and Owner in regard to any Event held, conducted or presented at the Facility prior to the execution of this Agreement.

                                        PAVILION PARTNERS, a Delaware general
                                        partnership

                                        By:   SM/PACE, Inc., its managing
                                              general partner


                                              By: /s/ Brian E. Becker
                                                  ---------------------------
                                                  Name: Brian E. Becker
                                                        ---------------------
                                                  Title: Chief Executive Officer
                                                         -----------------------

                                                                      "PAVILION"


                                            THE WOODLANDS CENTER FOR THE
                                            PERFORMING ARTS, a Texas non-profit
                                            corporation


                                            By: /s/ David Gottlieb
                                                ----------------------------
                                                Name: David Gottlieb
                                                      ----------------------
                                                Title:  President & Chief
                                                        Executive Officer
                                                        --------------------

                                                                         "OWNER"

                                    EXHIBIT A
                                    FACILITY

                                     1 of 2

                                [GRAPHIC OMITTED]


                         Cynthia Woods Mitchell Pavilion

                                    EXHIBIT A
                              FACILITY AS EXPANDED

                                     2 of 2

                                [GRAPHIC OMITTED]

                      EXHIBIT "B" LIST OF APPROVED ARTISTS

CYNTHIA WOODS MITCHELL PAVILION
APPROVED ARTIST LIST
      10,000 MANIACS                              THE ARTIE SHAW ORCHESTRA
      THE 5TH DIMENSION                           ARTIE TRAUM & THE CAYENNE BAND
      A CELEBRATION OF SCOTTISH MUSIC             ASHFORD & SIMPSON
      A FLOCK OF SEAGULLS                         ASLEEP AT THE WHEEL
      A-HA                                        THE ASSOCIATION
      A. WHITNEY BROWN                            ATLANTA RHYTHM SECTION
      ACOUSTIC ALCHEMY                            ATLANTIC STAR
      ADRIAN BELEW                                AUTOGRAPH
      AEROSMITH                                   THE B-52'S
      AIR SUPPLY                                  B.B. KING
      AL B. SURE                                  B.J. THOMAS
      AL DI MEOLA                                 BACHMAN-TURNER OVERDRIVE
      AL GREEN                                    BAD COMPANY
      AL HIRT                                     BAILLIE & THE BOYS
      AL JARREAU                                  BANANARAMA
      AL STEWART                                  BANDSTAND DANCE PARTY
      ALABMA                                      THE BANGLES
      ALAN KING                                   BAR-KAYS
      ALAN JACKSON                                BARBARA EDEN
      ALAN THICKE                                 BARBARA MANDRELL
      ALBERT COLLINS & THE ICEBREAKERS            BARBARA STREISAND
      ALBERT KING                                 BARDEAUX
      ALEXANDER O'NEAL                            BARRY MANILOW
      ALISON MOYET                                BARRY SOBEL
      ALLMAN BROTHERS                             BARRY WHITE
      AMERICA                                     BASH N' THE CODE
      AMERICAN INDIAN DANCE THEATRE               BASIA
      AMERICAN LEGENDS OF ROCK-N-ROLL             THE BEACH BOYS
      AMY GRANT                                   BEATNIK BEATCH
      ANDERSON, BRUFORD, WAKEMAN, HOWE            BEBE & CECE WINANS
      ANDRAE CROUCH                               THE BEEGEES
      ANDY GRIFFITH                               BELINDA CARLISLE
      ANDY WILLIAMS                               BELLEMY BROTHERS
      ANGELA BOFILL                               BEN SIDRAN
      ANITA BAKER                                 BEN VEREEN
      ANNE MURRAY                                 BERNADETTE PETERS
      ANTHONY NEWLEY                              BETTE MIDLER
      ARETHA FRANKLIN                             BIG AUDIO DYNAMITE
      ARLO GUTHRIE                                BIG BAM BOO
      ARS NOVA WIND QUARTET
      ART OF NOISE                                BULLET BOYS
      ARTEMUS                                     BUNNYMEN

      BILL BRUFORD'S EARTHWORKS                   BURL IVES
      BILL COSBY                                  BURT BACHARACH
      BILL DANA                                   BUSTER POINDEXTER
      BILL FRISELL                                THE CALL
      BILL GAITHER TRIO                           CAMPER VAN BEETHOVEN
      BILL MEDLEY                                 THE CAPTAIN & TENNILLE
      BILL MONROE                                 CARMEN MCRAE
      BILL WITHERS                                CAROL CHANNING
      BILL CRASH CRADDOCK                         CAROL LAWRENCE
      BILLY CRYSTAL                               CAROLE BAYER SAGER
      BILLY J. KRAMER & THE DAKOTAS               CAROLE KING
      BILLY JOEL                                  CHAKA KHAN
      BILLY PAUL                                  CHARLY PRIDE
      BILLY PRESTON                               CHARLIE BYRD TRIO
      BILLY SQUIER                                CHARLIE CALLAS
      BLOOD, SWEAT, & TEARS                       CHARLIE DANIELS BAND
      BLUEGRASS PALOR BAND                        CHARLIE MUSSEL WHITE
      THE BLUES BUSTERS                           CHARLIE SEXTON
      BLUES FESTIVAL                              CHARLY MCCLAIN
      BO DIDDLEY                                  CHARO
      BOB DYLAN                                   CHEAP TRICK
      BOB GOLDTHWAITE                             CHERRELLE
      BOB HOPE                                    CHERYL "PEPSI" RILEY
      BOB NEWHART                                 CHEF ATKINS
      BOB SEGER & THE SILVER BULLET BAND          CHI-LITES
      BOB UECKER                                  CHICAGO
      BOBBY BARE                                  CHICK COREA & GARY BURTON
      BOBBY BROWN                                 CHRIS DEBURGH
      BOBBY GOLDSBORO                             CHRIS ELLIOTT
      BOBBY HART                                  CHRIS ISAAK
      BOBBY MCFERRIN                              CHRISTINE MCVIE
      BOBBY RYDELL                                CHUBBY CHECKER & THE WILDCATS
      BOBBY VEE                                   CHUCK BERRY
      BOBBY WOMACK                                CHUCK MANGIONE
      BODEANS                                     THE CHURCH
      BON JOVI                                    CINDERELLA
      BONNI KOLOC                                 CLARENCE (GATEMOUTH) BROWN
      BONNIE RAITT                                CLARENCE CLEMONS
      BOOK OF LOVE                                CLINT BLACK
      BOOTS RANDOLPH                              CLUB NOUVEAU
      BOSTON                                      COCTEAU TWINS
      BOXCAR WILLIE                               COMMODORES
      BOZ SCAGGS                                  CONCRETE BLONDE
      BRANFORD MARSALIS                           CONNIE STEVENS
      BREWER & SHIPLEY
      BRUCE HORNSBY & THE RANGE                   COREY HART
      BRUCE SPRINGSTEEN                           CORKY SIEGEL
      BRYAN ADAMS                                 COUNT BASEY ORCHESTRA
      BRYAN FERRY                                 COUNTRY JOE MCDONALD
      BUCK PETS                                   COVER GIRLS
      BUCKWHEAT ZYDECO                            COWBOY JUNKIES
      BUDDY HOLLY TRIBUTE SHOW                    CRACK THE SKY
      CROSBY, STILLS, & NASH                      DONNA SUMMER
      CROWDED HOUSE                               DONNY OSMOND
      CRYSTAL GAYLE                               DONOVAN

      THE CURE                                 DOOBIE BROTHERS
      CURTIS MAYFIELD                          DOUBLE DARE
      CINDI LAUPER                             DOUG E. FRESH
      DAN FOGELBERG                            DURAN DURAN
      DAN REED NETWORK                         DWIGHT TWILLY
      DAN SEALS                                DWIGHT YOAKAM
      DAN SIEGEL                               THE DINATONES
      DANA CARVEY                              E.U.
      DANNY THOMAS                             EARLE KLUGH
      DARYL OATES                              EARL THOMAS
      DAVE & SUGAR                             EARTH, WIND, & FIRE
      THE DAVE BRUBECK QUARTET                 EARTHA KITT
      DAVE DUDLEY                              ED BRUCE
      DAVE EDMUNDS                             EDDIE FISHER
      DAVID BOWIE                              EDDIE MONEY
      DAVID BRENNER                            EDDY ARNOLD
      DAVID BROBRGB                            EDGAR WINTEL
      DAVID COPPERFIELD                        THE EDGE
      DAVID CROSBY                             EDIE BRICKELL & THE NEW BOHEMIANS
      DAVID GILLMOUR                           EL DE BARGE
      DAVID LEE ROTH                           ELECTRIC LIGHT ORCHESTRA
      DAVID LINDLEY & EL RAYO-X                ELTON JOHN
      DAVID SANBORN                            ELVIN BISHOP
      DAVID SLATER                             ELVIS BROTHERS
      DAVID STEINBERG                          ELVIS COSTELLO
      DELA SOUL                                EMERSON, LAKE, & PALMER
      DEAN MARTIN                              EMMY LOU HARRIS
      DEBBIE GIBSON                            EMO PHILLIPS
      DEBBIE REYNOLDS                          ENGELBERT HUMPERDINCK
      DEBBY BOONE                              ERASURE
      DEBORAH HARRY                            ERIC ANDERSEN
      DEEP PURPLE                              ERIC BURDON
      DEP LEPPARD                              ERIC CARMEN
      DEL FUEGOS                               ERIC CLAPTON
      DELBERT MCLINTON                         THE ESCAPE CLUB
      DELLA REESE                              EUROPE
      DENICE WILLIAMS                          EURYTHMICS
      DENNIS MILLER                            EVELYN KING
      DENNIS WOLFBERG                          THE EVERLY BROTHERS
      DEPECHE MODE                             EXILE
      THE DESERT ROSE BAND                     FABULOUS THUNDERBIRDS
      DIAHANN CARROLL & VIC DEMONE             FAIRPORT CONVENTION
      DIANA ROSS                               FARON YOUNG
      DICK CLARK'S GOOD `OL ROCK-N-ROLL        FARRENHEIT
      DICK GREOGORY                            FASTER PUSSYCATS
      THE DICKY BETTS                          FAT BOYS
                                               FATHER GUIDO SARDUCCI
      DINO                                     FATS DOMINO
      DIONNE WARWICK                           FEARGAL SHARKEY
      DIRE STRAITS                             THE FEELIES
      DIZZY GILLESPIE                          FEMME FATALE
      DOC SEVERINSEN                           FERLIN HUSKY
      DOC WATSON                               FESTIVAL NEW ORLEANS
      DOLLY PARTON                             FINE YOUNG CANNIBALS
      DON HENLEY                               FIONA
      DON WILLIAMS                             GRAHAM PARKER
      DONNA FARGO                              THE GRASS ROOTS
      FIRST CALL                               GROVER WASHINGTON, JR.
      FISHBONE                                 GUNSLINGERS TOUR
      FLASH CADILLAC                           GUY LOMBARDO ORCHESTRA

      FLEETWOOD MAC                             HAROLD MELVIN & THE BLUE NOTES
      FLESH FOR LULU                            HARRY BELAFONTE
      FLIP WILSON                               HARRY BLACKSONTE, JR.
      THE FLYING BURRITO BROTHERS               HARRY CONNICK, JR.
      THE FLYING KARAMAZOV BROTHERS             HARVEST
      FOGHAT                                    HEART
      FORCE MD'S                                HELEN CORNELIUS
      FOREIGNER                                 HELEN REDDY
      THE FORESTER SISTERS                      HALLOWEEN'S HENRY YOUNGMAN
      FOSTER & LLOYD                            HENRY LEE SUMMER
      THE FOUR FRESHMEN                         HENRY MANCINI
      THE FOUR LADS                             HERB ALPERT
      FOUR TOPS                                 HERBIE HANCOCK
      FRAN SOLOMITA                             HERBIE MANN
      FRANK MARINO & MAHOGANY RUSH              HIGHWAY 101
      FRANK SINATRA                             HIGHWAYMEN
      FRANKIE AVALON                            HIROSHIMA
      FRANKIE GOES TO HOLLYWOOD                 HOLLY DUNN
      FRANKIE VALLI & THE FOUR SEASONS          HOODOO GURUS
      FREDDIE JACKSON                           HOOTERS
      FREDDY FENDER                             HOTHOUSE FLOWERS
      FRONT 242
      GABE KAPLAN                               HUEY LEWIS & THE NEWS
      GALLAGHER                                 HUMAN LEAGUE
      GAP BAND                                  IAN HUNTER
      GARRY SHANDLING                           INDIGO GIRLS
      GARY MORRIS                               INFORMATION SOCIETY
      GENE LOVES JEZEBEL                        THE INK SPOTS
      GENE PITNEY                               INXS
      GENESIS                                   THE IRISH ROVERS
      GEORGE BENSON                             THE ISLEY BROTHERS
      GEORGE CARLIN                             J. D. SOUTHER
      GEORGE CLINTON                            J. J. CALE
      GEORGE DUKE                               J. J. FAD
      GEORGE JONES                              JACK JONES
      GEORGE SHEARING & DAVE BRUBECK            JACK MACK & THE HEART ATTACK
      GEORGE STRAIT                             JACKIE GAYLE
      GEORGE WINSTON                            JACKIE MASON
      GEORGIA SATELLITES                        JACKSON BROWNE
      GIANT                                     JAMES BROWN
      GIRLSCHOOL                                JAMES COTTON BLUES BAND
      GLASS TIGER                               JAMES INGRAM
      GLEN CAMPBELL                             JAMES MONTGOMERY BAND
      GLENN FREY                                JAMES TAYLOR
      GLENN MILLER ORCHESTRA                    JAN & DEAN
      GLEN YARBOUGH                             JANE WEIDLIN
      GLORIA ESTEFAN & MIAMI SOUND MACHINE      JANE'S ADDICTION
      GLORIA GAYNOR                             JANET JACKSON
      GORDON LIGHTFOOT                          JANIE FRICKE
      GRACE JONES                               JANIS IAN
      GRAHAM NASH                               JAY JOHNSON
      JAY LENO                                  JOHN PRINE
      JEAN-LUC PONTY                            JOHN WAITE
      JEANNE PRUETT                             JOHNNY CASH
      JEANNIE C. RILEY                          JOHNNY CLEGG & SAVUKA
      JEFF BECK                                 JOHNNY CLYDE COPELAND

      THE JEFF HEALY BAND                       JOHNNY MATHIS
      JEFF LORBER                               JOHNNY RIVERS
      JEFFERSON AIRPLANE                        JOHNNY WINTER
      JEFFREY OSBORNE                           JON BUTCHER
      JENNIFER HALL                             JONATHAN BUTLER
      JENNIFER WARNES                           JONATHAN EDWARDS
      JERMAINE JACKSON                          JONI MITCHELL
      JERRY BUTLER                              JOSE FELICIANO
      JERRY CLOWER                              JOSE JOSE
      JERRY JEFF WALKER                         THE JUDDS
      JERRY LEE LEWIS                           JUDY TENUTA
      JERRY LEWIS                               JUICE NEWTON
      JERRY REED                                JULIAN LENNON
      JESSE COLIN YOUNG                         JULIO IGLESIAS
      JESSE WINCHESTER                          JUNE CARTER CASH
      JETHRO TULL                               JUNIOR WALKER & THE ALLSTARS
      THE JETS                                  K. D. LANG & THE RECLINES
      JIM NABORS                                K. T. OSLIN
      JIMMY BARNES                              KARLA BONOFF
      JIMMY BUFFETT                             KATE & ANN MCCARRIGLE
      JIMMY PAGE                                KEITH RICHARDS
      JOAN ARMATRADING                          KEITH SWEAT
      JOAN BAEZ                                 THE KENDALLS
      JOAN JETT & THE BLACKHEARTS               KENNY G.
      JOAN RIVERS                               KENNY LOGGINS
      JODY WATLEY                               KENNY RANKIN
      JOE COCKER                                KENNY ROGERS
      JOE ELY                                   KEVIN NEALON
      JOE JACKSON                               KID CREOLE & THE COCONUTS
      JOE PISCAPO                               KID `N' PLAY
      JOE SAMPLE                                KIM CARNES
      JOE SATRIANI                              KING SUNNY ADE
      JOE STAMPLEY                              KINGDOM COME
      JOEL GREY                                 THE KINGSMEN
      JOHN ANDERSON                             THE KINGSTON TRIO
      JOHN CAFFERTY & THE BEAVER BROWN BAND     THE KINKS
      JOHN CALE                                 KIRK WHALUM
      JOHN CANDY                                KITTY WELLS FAMILY SHOW
      JOHN CONLEE                               KIX
      JOHN COUGAR MELLENCAMP                    THE KNACK
      JOHN DAVIDSON                             KOKO TAYLOR & HER BLUES MACHINE
      JOHN DENVER                               KOOL & THE GANG
      JOHN ENTWISTLE                            KRESKIN
      JOHN FOGERTY                              KRIS KRISTOFFERSON
      JOHN HAMMOND                              KURTIS BLOW
      JOHN HARTFORD                             KWAME
      JOHN HIATT                                LTRIMM
      JOHN LEE HOOKER                           LACY J. DALTON
      JOHN MAYALL & THE BLUESBREAKERS           LADYSMITH BLACK MAMBAZO
      LARRY "BUD" MELMAN                        MANHEIM STEAMROLLER
      LARRY CARLTON                             MARCEL MARCEAU
      LARRY CORYELL                             MARGO SMITH
      LARRY GATLIN & THE GATLAN BROTHERS        MARIA MULDAUR
      LATOYA JACKSON                            MARIE OSMOND

      LAURA BRANIGAN                            MARILYN MCCOO
      LAURA NYRO                                MARSHA WARFIELD
      LAURIE ANDERSON                           MARSHALL CRENSHAW
      LEE GREENWOOD                             MARTIKA
      LEE RITENOUR                              MARTIN MULL
      LENNY KRAVITZ                             MARTY BALIN
      LEO KOTKE                                 MARVIN HAMLISCH
      LEON REDBONE                              MARY WELLS
      LEONARD COHEN                             MASON RUFFNER
      LEROY VAN DYKE                            MAYNARD FERGUSON
      LES MCCANN                                MEL TILLIS
      LESLEY GORE                               MEL TORME
      LESLIE UGGAMS                             MELANIE
      THE LETTERMAN                             MELBA MOORE
      LEVEL 42                                  MELISSA ETHERIDGE
      LEVERT                                    MELISSA MANCHESTER
      LILLIAN AXE                               MERLE HAGGARD
      LINDA RONSTADT                            MICHAEL BOLTON
      LIONEL CARTWRIGHT                         MICHAEL DAMIAN
      LISA LISA & THE CULT JAM                  MICHAEL JACKSON
      LITA FORD                                 MICHAEL MARTIN MURPHEY
      LITTLE FEAT                               MICHAEL MCDONALD
      LITTLE RICHARD                            MICHAEL MORALES
      LITTLE STEVEN                             MICHAEL W. SMITH
      LIVING COLOUR                             MICHELLE SHOCKED
      LIVINGSTON TAYLOR                         MICKEY GILLEY
      LIZA MINELLI                              MIDNIGHT STAR
      L.L. COOL J                               MIKE & THE MECHANICS
      LOLA FALANA                               MILES DAVIS
      LONNIE LISTON SMITH                       MILLI VANILLI
      LONNIE MACK                               MILTON BERLE
      LORETTA LYNN                              MILTON NASCIMENTO
      LOU GRAMM                                 MIMI FARINA
      LOU RAWLS
      LOU REED                                  MINNIE PEARL
      LOUDNESS                                  MIRIAM MAKEBA
      LOUDON WAINWRIGHT III                     MISS MOLLY & THE PASSIONS
      LOUIE ANDERSON                            THE MISSION U. K.
      LOVE AND ROCKETS                          MITZI GAYNOR
      LOVERBOY                                  MODERN JAZZ QUARTET
      LUCIE ARNAZ                               MOE BANDY
      LUTHER "GUITAR JR." JOHNSON               THE MONKEES
      LUTHER VANDROSS                           THE MOODY BLUES
      LYLE LOVETT                               MORRIS DAY
      LYNDA CARTER                              N.W.A.
      LYNN ANDERSON                             NAJEE
      M.C. HAMMER                               NANCY GRIFFITH
      MAC DAVIS                                 NANCY WILSON
      MAC WISEMAN                               NARVEL FELTS
      MADONNA                                   NATALIE COLE
      THE MANHATTAN TRANSFER                    PETE TOWNSHEND
      NEIL DIAMOND                              PETER ALLEN
      NEIL SADAKA                               PETER FRAMPTON
      NEIL YOUNG                                PETER GABRIEL
      NELL CARTER                               PETER, PAUL, & MARY
      NELSON RIDDLE ORCHESTRA                   PETER WOLF
      THE NEVILLE BROTHERS                      PETRA

      NEW GRASS REVIVAL                         PETULA CLARK
      NEW KIDS ON THE BLOCK                     PHIL COLLINS
      NEW ORDER                                 PHOEBE SNOW
      NEWPORT JAZZ FESTIVAL ALLSTARS            PHYLIS DILLER
      NICK LEWIN                                THE PIXIES
      NICK LOWE                                 POCO
      NICKY HOPKINS                             THE POGUES
      NICOLETTE LARSON                          THE POINTER SISTERS
      NILS LOFGREN                              POISON
      NITTY GRITTY DIRT BAND                    PROTER WAGONER
      NRBQ                                      POUSETTS-DART BAND
      THE NYLONS                                PRETTY POISON
      THE O'JAYS                                THE PROCLAIMERS
      THE O'KANES                               PRISM
      OAK RIDGE BOYS                            PSYCHEDELIC FURS
      OINGO BOINGO                              QUEEN
      OLIVIA NEWTON-JOHN                        QUEENSRYCHE
      ORAN "JUICE" JONES                        QUINCY JONES
      OSBORNE BROTHERS                          R.E.M.
      OTIS DAY & THE KNIGHTS                    THE RAMONES
      THE OUTFIELD                              RAMSEY LEWIS
      OZARK MOUNTAIN DAREDEVILS                 RANDY TRAVIS
      P.J. O'ROURKE                             RAPHAEL
      PAT BENETAR                               RAY CHARLES
      PAT BOONE                                 RAY, GOODMAN, & BROWN
      PAT METHENY GROUP                         RAY PARKER, JR.
      PATTI LABELLE                             RAY PIERCE
      PATTI SMITH                               RAY STEVENS
      PATTY SMYTH                               RAZZY BAILEY
      PAUL ANKA                                 READY FOR THE WORLD
      PAUL CARRACK                              REAL ROXANNE
      PAUL MCCARTNEY                            REBA MCENTIRE
      PAUL OVERSTREET                           REBBIE JACKSON
      PAUL RODRIGUEZ                            REO SPEEDWAGON
      PAUL SHAFFER                              THE REPLACEMENTS
      PAUL SIMON                                RESTLESS HEART
      PAUL YOUNG                                RETURN TO FOREVER
      PAULA ABDUL                               RHYTHM CORPS
      PAULA POUNDSTONE                          RIC OCASEK
      PEABO BRYSON                              RICH HALL
      PEARL BAILEY                              RICH LITTLE
      PENN & TELLER                             RICHARD LEWIS
      PERCY SLEDGE                              RICHARD MARX
      PET SHOP BOYS                             RICHIE HAVENS
      PETE BARBUTTI                             RICK DANKO
      PETE FOUNTAIN                             RICK ROBERTS
      PETE SEEGER                               RICK SPRINGFIELD
      RICK WAKEMAN                              SMOKEY ROBINSON
      RICKIE LEE JONES                          THE SMOTHERS BROTHERS
      RICKY VAN SHELTON                         SOUTHERN PACIFIC
      RIGHTOUS BROTHERS                         SOUTHSIDE JOHNNY
      THE RIPPINGTONS/RUSS FREEMAN              SPENCER DAVIS
      RITA MORENO                               SPIN DOCTORS
      THE ROBERT CRAY BAND                      SPYRO GYRA

      ROBERT GUILLAUME                        SQUEEZE
      ROBERT PALMER                           STACEY Q
      ROBERT PLANT                            STANLEY CLARK
      ROBIN TROWER                            STANLEY JORDAN
      ROBIN WILLIAMS                          STANLEY TURRENTINE
      ROBYN HITCHCOCK & THE EGYPTIANS         THE STAPLE SINGERS
      THE ROCHES                              STARSHIP
      ROD STEWART                             STARS OF THE LAWRENCE WELK
      RODNEY DANGERFIELD                      SHOW
      ROGER DALTREY                           STEEL PULSE
      ROGER MCGUINN                           STEELY DAN
      ROGER MILLER                            STELLA PARTON
      ROGER WATERS                            STEPHANIE MILLS
      ROGER WHITTAKER                         STEPHEN STILLS
      RONEE BLAKELY                           STEVE ALLEN
      RONNIE LAWS                             STEVE EARLE & THE DUKES
      RONNIE MILSAP                           STEVE FORBERT
      RONNIE SPECTOR                          STEVE LANDESBERG
      RORY GALLAGHER                          STEVE LAWRENCE & EDYIE GORME
      ROSANNE CASH                            STEVE MARTIN
      ROSEANNE BARR                           STEVE MILLER
      ROY CLARK                               THE STEVE MORSE BAND
      ROYAL COURT OF CHINA                    STEVE WARNER
                                              STEVE WINWOOD
      RUSH                                    STEVEN CURTIS CHAPMAN
      RUSSELL HITCHCOCK                       STEVEN WRIGHT
      SADE                                    STEVIE NICKS
      SALT `N' PEPA                           STEVIE RAY VAUGHN & DOUBLE TROUBLE
      SAMANTHA FOX                            STEVIE WONDER
      SAMMY DAVIS, JR.                        STEWART COPELAND
      SANDI PATTI                             STING
      SANDRA BERNHARD                         STONEWALL JACKSON
      SANTANA                                 STRAYCATS
      SARAH VAUGHAN                           STRYPER
      SERGIO MENDES                           SUPER ROCK OF THE 60'S
      SHA NA NA                               SUPERTRAMP
      SHADOWFAX                               SUZANNE VEGA
      SHARI LEWIS                             SWEETHEARTS OF THE RODEO
      SHEENA EASTON                           SWING OUT SISTER
      SHEILA B.                               T-BONE BURNETT
      SHIRLEY JONES & PETER NERO              T. GRAHAM DROWN
      SID CAESAR                              T.G. SHEPPARD
      SIMPLE MINDS                            TAKE 6
      SIMPLY RED                              TALK TALK
      SIOUXSIE & THE BANSHEES                 TALKING HEADS
      SIR MIX-A-LOT                           TAMMY WYNETTE
      SKEETER                                 TANGERINE DREAM
      THE SMITHEREENS                         TANYA TUCKER
      TEARS FOR FEARS                         TAVARES
      TED NUGENT                              WAYNE NEWTON
      THE TEMPTATIONS                         WEIRD AL YANKOVIC
      TENNESSEE ERNIE FORD                    WENDY WALDMAN
      TERENCE TRENT D'ARBY                    WIDTH HEART
      TESLA                                   WHITE LION
      TEXAS                                   WHITNEY HOUSTON
      THAT PETROL EMOTION                     THE WHO
      THEODORE BIKEL                          WHODINI

      THIRD WORLD                              WHOOPI GOLDBERG
      THOMAS DOLBY                             WILLIAM LEE GOLDEN
      THOMPSON TWINS                           WILLIE DIXON
      THREE DOG NIGHT                          WILSON PHILLIPS
      TIFFANY                                  WYNONNA
      TIMBUK 3                                 WYNTON MARSALIS
      TIMOTHY B. SCHMITT                       XYMOX
      TINA TURNER                              YAKOV SMIRNOFF
      TODD RUNDGREN                            YANNI
      TOM CHAPIN                               YELLOWJACKETS
      TOM JONES                                YES
      TOM PETTY & THE HEARTBREAKERS            YNGWIE MALMSTEEN
      TOM SCOTT                                ZIGGY MARLEY & THE MELODY MAKERS
      TOM T. HALL                              Z.Z. TOP
      TONE LOC
      TONI BASIL
      TONI CHILDS
      TONI TENNILLE
      TONY BENNETT
      TONY ORLANDO & DAWN
      TONY! TONI! TONE!
      TOM WAITS
      TOO SHORT
      TOOTS & THE MAYTALS
      TOTO
      TOWER OF POWER
      TOWNES VAN ZANDT
      TRACY CHAPMAN
      TRAVIS TRITT
      TRIUMPH
      THE TURTLES
      U2
      UB4O
      UTFO
      VAN HALEN
      VAN MORRISON
      VANITY
      VASSAR CLEMENTS
      VERN GOSDIN
      VIKKI CARR
      VILLAGE PEOPLE
      VINCE GILL
      WAGONEERS
      WANG CHUNG
      WARRANT
      WARREN ZEVON
      WAS (NOT WAS)
      WAYLON JENNINGS

                               PAVILION EQUIPMENT

1.   DRESSING ROOMS 5 (ROOMS) WITH SHOWERS
      A.   BACKSTAGE RESTROOMS/MENS AND WOMANS WITH SHOWERS

2.   KITCHEN & DINING AREA WITH RESTROOM

3.   STAGE/SEATING AREA
      A.  ELECTRICAL -- LIGHTS:  1) 3 PHASE, 600 AMPS/PHASE, USL
                                 2) 3 PHASE, 400 AMPS/PHASE, USL
                                 3) 3 PHASE, 200 AMPS/PHASE, USL

                        SOUND:   4) 3 PHASE, 400 AMPS/PHASE, USL
                                 5) 3 PHASE, 200 AMPS/PHASE, USL

                        SHORE POWER: 4 CONNECTIONS, EACH 208 V, 60
                                           AMPS, SINGLE PHASE

      B. CURTAINS
      C. GRID SYSTEM
      D. AC CHILLER
      E. CEILING FANS
      F. LOADING DOCK
      G. LAWN SYSTEM
      H. HANDICAP SEATING
      I. RESERVED SEATING
      J. BOX SEATING
      K. MIX POSITION

4.   PRODUCTION OFFICES
      A. BAND
      B. PROMOTER

5.   OPERATIONS OFFICE
      A. TWO-WAY RADIO SYSTEM
      B. AUTO ATTEND PHONE SYSTEM

6.   SECURITY BUILDING (4 OFFICES)
      A. FIRST AID

7.   CONCESSION BUILDINGS
      A. NORTH
      B. SOUTH
      C. HILL STANDS

8.   STORAGE BUILDING

9.   TRASH COMPACTOR

10.  PARTY TENT (60' X 100')

11.  LAWN CHAIRS / WITH STORAGE BUILDING

                                  EXHIBIT "C"

12.  TICKET OFFICE

13.  PATHWAYS & PARKING LOTS

24.  FENCING

25.  ENTRY GATES

26.  CATERING AREA

27.  MEET & GREET AREA

28.  RESTROOMS
      A. MENS
      B. WOMANS